                                                                     EXHIBIT 4.3
================================================================================

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,

                     Transferor on and after June 1, 1996,


                           THE CHASE MANHATTAN BANK,

                 Transferor prior to June 1, 1996 and Servicer


                                      and


                             THE BANK OF NEW YORK,

                                    Trustee

                      on behalf of the Certificateholders

                     of Chemical Master Credit Card Trust I


                       _________________________________

                          SECOND AMENDED AND RESTATED
                        POOLING AND SERVICING AGREEMENT

                         Dated as of September 1, 1996



================================================================================

                         TABLE OF CONTENTS

                                                             Page
                                                             ----


                             ARTICLE I

                            DEFINITIONS.......................  1

Section 1.1    Definitions....................................  1
Section 1.2    Other Definitional Provisions.................. 23

                            ARTICLE II

                    CONVEYANCE OF RECEIVABLES;
                     ISSUANCE OF CERTIFICATES................. 25

Section 2.1    Conveyance of Receivables...................... 25
Section 2.2    Acceptance by Trustee.......................... 27
Section 2.3    Representations and Warranties of
               the Transferor................................. 27
Section 2.4    Representations and Warranties of
               the Transferor Relating to the
               Agreement and the Receivables.................. 30
Section 2.5    Covenants of the Transferor.................... 36
Section 2.6    Addition of Accounts........................... 39
Section 2.7    Removal of Accounts............................ 41
Section 2.8    Discount Option................................ 43

                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                          OF RECEIVABLES...................... 44

Section 3.1    Acceptance of Appointment and Other
               Matters Relating to the Servicer............... 44
Section 3.2    Servicing Compensation......................... 46
Section 3.3    Representations and Warranties
               of the Servicer................................ 47
Section 3.4    Reports and Records for the Trustee............ 48
Section 3.5    Annual Servicer's Certificate.................. 49
Section 3.6    Annual Independent Accountants'
               Servicing Report............................... 49
Section 3.7    Tax Treatment.................................. 50
Section 3.8    Notices to the Transferor...................... 51

                            ARTICLE IV

            RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                  AND APPLICATION OF COLLECTIONS.............. 52

Section 4.1    Rights of Certificateholders................... 52

                                                             Page
                                                             ----


Section 4.2    Establishment of Accounts...................... 52
Section 4.3    Collections and Allocations.................... 55
Section 4.4    Allocations During Funding Period.............. 57
Section 4.5    Certain Fees................................... 57

                             ARTICLE V

                 [ARTICLE V IS RESERVED AND SHALL
                  BE SPECIFIED IN ANY SUPPLEMENT
                    WITH RESPECT TO ANY SERIES]............... 59

                            ARTICLE VI

                         THE CERTIFICATES..................... 60

Section 6.1    The Certificates............................... 60
Section 6.2    Authentication of Certificates................. 60
Section 6.3    Registration of Transfer and Exchange of Cer-
               tificates...................................... 61
Section 6.4    Mutilated, Destroyed, Lost or Stolen
               Certificates................................... 64
Section 6.5    Persons Deemed Owners.......................... 64
Section 6.6    Appointment of Paying Agent.................... 65
Section 6.7    Access to List of Certificateholders'
               Names and Addresses............................ 66
Section 6.8    Authenticating Agent........................... 67
Section 6.9    Tender of Transferor Certificate............... 68
Section 6.10   Book-Entry Certificates........................ 71
Section 6.11   Notices to Clearing Agency..................... 72
Section 6.12   Definitive Certificates........................ 72
Section 6.13   Global Certificate............................. 73
Section 6.14   Meetings of Certificateholders................. 73

                            ARTICLE VII

                      OTHER MATTERS RELATING
                         TO THE TRANSFEROR.................... 74

Section 7.1    Liability of the Transferor.................... 74
Section 7.2    Merger or Consolidation of, or Assumption
               of the Obligations of, the Transferor.......... 74
Section 7.3    Limitation of Liability........................ 75
Section 7.4    Liabilities.................................... 76

                                                             Page
                                                             ----


                           ARTICLE VIII

                      OTHER MATTERS RELATING
                          TO THE SERVICER..................... 77

Section 8.1    Liability of the Servicer...................... 77
Section 8.2    Merger or Consolidation of, or
               Assumption of the Obligations of,
               the Servicer................................... 77
Section 8.3    Limitation of Liability of the Servicer and
               Others......................................... 77
Section 8.4    Servicer Indemnification of the Trust
               and the Trustee................................ 78
Section 8.5    The Servicer Not to Resign..................... 79
Section 8.6    Access to Certain Documentation and
               Information Regarding the Receivables.......... 79
Section 8.7    Delegation of Duties........................... 80
Section 8.8    Examination of Records......................... 80

                            ARTICLE IX

                          PAY OUT EVENTS...................... 81

Section 9.1    Pay Out Events................................. 81
Section 9.2    Additional Rights Upon the Occurrence
               of Certain Events.............................. 82

                             ARTICLE X

                         SERVICER DEFAULTS.................... 84

Section 10.1   Servicer Defaults.............................. 84
Section 10.2   Trustee to Act; Appointment of Successor....... 86
Section 10.3   Notification to Certificateholders............. 88
Section 10.4   Waiver of Past Defaults........................ 88

                            ARTICLE XI

                            THE TRUSTEE....................... 90

Section 11.1   Duties of Trustee.............................. 90
Section 11.2   Certain Matters Affecting the Trustee.......... 92
Section 11.3   Trustee Not Liable for Recitals in
               Certificates................................... 93
Section 11.4   Trustee May Own Certificates................... 93
Section 11.5   The Servicer to Pay Trustee's Fees
               and Expenses................................... 94
Section 11.6   Eligibility Requirements for Trustee........... 94

                                                             Page
                                                             ----


Section 11.7   Resignation or Removal of Trustee.............. 95
Section 11.8   Successor Trustee.............................. 95
Section 11.9   Merger or Consolidation of Trustee............. 96
Section 11.10  Appointment of Co-Trustee or Separate Trust-
               ee............................................. 96
Section 11.11  Tax Returns.................................... 97
Section 11.12  Trustee may Enforce Claims Without
               Possession of Certificates..................... 98
Section 11.13  Suits for Enforcement.......................... 98
Section 11.14  Rights of Certificateholders to
               Direct Trustee................................. 98
Section 11.15  Representations and Warranties of Trustee...... 99
Section 11.16  Maintenance of Office or Agency................ 99

                            ARTICLE XII

                            TERMINATION...................... 100

Section 12.1   Termination of Trust.......................... 100
Section 12.2   Optional Purchase..............................101
Section 12.3   Final Payment with Respect to any Series.......101
Section 12.4   Termination Rights of Holder of
               Transferor Certificate.........................103
Section 12.5   Defeasance.....................................103

                           ARTICLE XIII

                     MISCELLANEOUS PROVISIONS.................105

Section 13.1   Amendment......................................105
Section 13.2   Protection of Right, Title and
               Interest to Trust..............................106
Section 13.3   Limitation on Rights of Certificateholders.....107
Section 13.4   Governing Law..................................108
Section 13.5   Notices........................................109
Section 13.6   Severability of Provisions.....................109
Section 13.7   Assignment.....................................109
Section 13.8   Certificates Non-Assessable and Fully Paid.....110
Section 13.9   Further Assurances.............................110
Section 13.10  No Waiver; Cumulative Remedies.................110
Section 13.11  Counterparts...................................110
Section 13.12  Third-Party Beneficiaries......................110
Section 13.13  Actions by Certificateholders..................110
Section 13.14  Rule 144A Information..........................111
Section 13.15  Merger and Integration.........................111
Section 13.16  Headings.......................................111

                             EXHIBITS

Exhibit A      Form of Transferor Certificate
Exhibit B      Form of Assignment of Receivables in Additional
               Accounts
Exhibit C      Form of Monthly Servicer's Certificate
Exhibit D      Form of Annual Servicer's Certificate
Exhibit E      Form of Opinion of Counsel Regarding Additional
               Accounts
Exhibit F      Form of Annual Opinion of Counsel
Exhibit G      Form of Reassignment of Receivables
Exhibit H      Form of Reconveyance of Receivables


                             SCHEDULES

Schedule 1     List of Accounts [Deemed Incorporated]

          SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of September 1, 1996, by and among CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a banking corporation organized and existing under the laws of the United States (formerly known as The Chase Manhattan Bank (USA)), as Transferor on and after June 1, 1996, THE CHASE MANHATTAN BANK, a banking corporation organized and existing under the laws of the State of New York (formerly known as Chemical Bank), as Transferor prior to June 1, 1996 and as Servicer, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee.

          WHEREAS, The Chase Manhattan Bank, as Transferor and Servicer, and the Trustee are parties to a Pooling and Servicing Agreement, dated as of October 19, 1995 (the "Original Pooling and Servicing Agreement");

          WHEREAS, all of the parties hereto are parties to an Amended and Restated Pooling and Servicing Agreement, dated as of June 1, 1996 (the "Amended Pooling and Servicing Agreement"), which amended and restated the Original Pooling and Servicing Agreement in its entirety); and

          WHEREAS, the parties desire to amend and restate the Amended Pooling and Servicing Agreement to read in its entirety as set forth below;

          NOW, THEREFORE, pursuant to Section 13.1(b) of the Amended Pooling and Servicing Agreement, the parties hereto hereby agree that effective on and as of the date hereof, the Amended Pooling and Servicing Agreement is hereby amended to read in its entirety as follows:

          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1  Definitions.  Whenever used in this Agreement, the
                       -----------
following words and phrases shall have the following meanings:

     "Account Information" shall have the meaning specified in subsection
      -------------------
2.2(b).

     "Account" shall mean each VISA(R) and MasterCard(R)/*/ credit card account
      -------
established pursuant to a Credit Card Agreement between the Transferor and any Person identified by account number and by the Receivable balance as of the Cut-Off Date and as of each Addition Date in each computer file or microfiche list delivered to the Trustee by the Transferor pursuant to Section 2.1 or 2.6. The definition of Account shall include each Transferred Account. The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

     "Accumulation Period" shall mean, with respect to any Series, or any Class
      -------------------
within a Series, a period following the Revolving Period during which Collections of Principal Receivables are accumulated in an account for the benefit of the Investor Certificateholders of a Series, or a Class within such Series, which shall be the controlled accumulation period, the rapid accumulation period or other accumulation period, in each case as defined with respect to such Series in the related Supplement.

     "Addition Date" shall mean each date as of which Additional Accounts will
      -------------
be included as Accounts pursuant to Section 2.6.

     "Additional Accounts" shall have the meaning specified in subsection
      -------------------
2.6(a).

     "Affiliate" of any Person shall mean any other Person controlling,
      ---------
controlled by or under common control with such Person.

     "Aggregate Investor Default Amount" shall have, with respect to any Series
      ---------------------------------
of Certificates, the meaning stated in the related Supplement.

     "Aggregate Investor Interest" shall mean, as of any date of determination,
      ---------------------------
the sum of the Investor Interests of all Series of Certificates issued and outstanding on such date of determination.

     "Aggregate Investor Percentage" with respect to Principal Receivables,
      -----------------------------
Finance Charge Receivables and Receivables in Defaulted Accounts, as the case may be, shall mean, as of any date of determination, the sum of such Investor Percentages of all Series of Certificates issued and outstanding on such date of

------------------------
/*/ VISA(R) and MasterCard(R) are registered trademarks of VISA USA, Inc. and of MasterCard International Incorporated, respectively.

determination; provided, however, that the Aggregate Investor Percentage shall
               --------  -------
not exceed 100%.

     "Agreement" shall mean this Pooling and Servicing Agreement and all
      ---------
amendments hereof and supplements hereto, including any Supplement.

     "Amortization Period" shall mean, with respect to any Series, or any Class
      -------------------
within a Series, a period following the Revolving Period during which principal is distributed to Investor Certificateholders, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period, or other amortization period, in each case as defined with respect to such Series in the related Supplement.

     "Annual Membership Fee" shall have the meaning specified in the Credit Card
      ---------------------
Agreement applicable to each Account for annual membership fees or similar terms.

     "Applicants" shall have the meaning specified in Section 6.7.
      ----------

     "Appointment Day" shall have the meaning specified in subsection 9.2(a).
      ---------------

     "Assignment" shall have the meaning specified in subsection 2.6(c)(ii).
      ----------

     "Authorized Newspaper" shall mean a newspaper of general circulation in the
      --------------------
Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     "Average Principal Receivables" shall mean, for any period, an amount equal
      -----------------------------
to (a) the sum of the aggregate amount of Principal Receivables at the end of each day during such period divided by (b) the number of days in such period.
                            ------- --

     "Bank Portfolio" shall mean the MasterCard and VISA accounts owned by the
      --------------
Transferor.

     "Bankruptcy Code" shall mean the United States federal Bankruptcy Code,
      ---------------
Title 11 of the United States Code, as amended.

     "Base Rate" shall have the meaning, with respect to any Series, specified
      ---------
in the related Supplement.

     "Bearer Certificates" shall have the meaning specified in Section 6.1.
      -------------------

     "Bearer Rules" shall mean the provisions of the Internal Revenue Code, in
      ------------
effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, Proposed or Temporary Regulations.

     "BIF" shall mean the Bank Insurance Fund administered by the FDIC.
      ---

     "Book-Entry Certificates" shall mean certificates evidencing a beneficial
      -----------------------
interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10; provided, however that after the occurrence of a condition whereupon book-entry
--------  -------
registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day
      ------------
on which banking institutions in New York, New York (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

     "Cash Advance Fees" shall have the meaning specified in the Credit Card
      -----------------
Agreement applicable to each Account for cash advance fees or similar terms.

     "Cedel" shall mean Cedel Bank, societe anonyme.
      -----

     "Certificate" shall mean any one of the Investor Certificates of any Series
      -----------
or the Transferor Certificate.

     "Certificateholder" or "Holder" shall mean the Person in whose name a
      -----------------      ------
Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be.

     "Certificate Interest" shall mean interest payable in respect of the
      --------------------
Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

     "Certificate Owner" shall mean, with respect to a Book-Entry Certificate,
      -----------------
the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Certificate Principal" shall mean principal payable in respect of the
      ---------------------
Investor Certificates of any Series pursuant to Article IV of this Agreement.

     "Certificate Rate" shall mean, with respect to any Series of Certificates
      ----------------
(or, for any Series with more than one Class, for each Class of such Series), the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement.

     "Certificate Register" shall mean the register maintained pursuant to
      --------------------
Section 6.3, providing for the registration of the Certificates and transfers and exchanges thereof.

     "Chase Account" shall mean any Account included in the Trust Portfolio
      -------------
pursuant to that certain Assignment No. 2 of Receivables in Additional Accounts, dated as of September 1, 1996, among Chase Bank, Chase USA and the Trustee, and any other Accounts originated by Chase USA and assigned to the Trust Portfolio.

     "Chase Bank" shall mean The Chase Manhattan Bank, a banking corporation
      ----------
organized and existing under the laws of the State of New York.

     "Chase Corporate Trust Office" shall mean the principal office of Chase
      ----------------------------
Bank at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 270 Park Avenue, New York, New York 10017.

     "Chase Portfolio Account" shall mean a MasterCard or VISA account owned by
      -----------------------
Chase USA which is not processed by FDR.

     "Chase USA" shall mean Chase Manhattan Bank USA, National Association, a
      ---------
banking corporation organized and existing under the laws of the United States and having its headquarters in the City of Wilmington, State of Delaware.

     "Chemical Account" shall mean any Account other than a Chase Account.
      ----------------

     "Chemical Portfolio Account" shall mean any Mastercard or VISA account
      --------------------------
owned by the Transferor other than a Chase Portfolio Account.

     "Class" shall mean, with respect to any Series, any one of the classes of
      -----
Certificates of that Series as specified in the related Supplement.

     "Clearing Agency" shall mean an organization registered as a "clearing
      ---------------
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "Clearing Agency Participant" shall mean a broker, dealer, bank, other
      ---------------------------
financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

     "Closing Date" shall mean, with respect to any Series, the date of issuance
      ------------
of such Series of Certificates, as specified in the related Supplement.

     "Collateral Interest" shall have the meaning, with respect to any Series,
      -------------------
specified in the related Supplement.

     "Collection Account" shall have the meaning specified in subsection 4.2(a).
      ------------------

     "Collections" shall mean all payments (including Insurance Proceeds)
      -----------
received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. Collections with respect to any Monthly Period shall include the amount of Interchange (if any) and the amount of Recoveries (if any) allocable to the Trust with respect to such Monthly Period, to be applied as if such amounts were Collections of Finance Charge Receivables for all purposes. Collections with respect to any Monthly Period shall also include the amount deposited by the Transferor into the Finance Charge Account (or Series Account if provided in any supplement) pursuant to Section 2.8.

     "Companion Series" shall mean (i) each Series which has been paired with
      ----------------
another series (which Series may be prefunded in whole or in part), such that the reduction of the Investor Interest of such Series results in the increase of the Investor Interest of such other Series, as described in the related Supplements, and (ii) such other Series, as described in the related Supplements.

     "Controlled Distribution Amount," with respect to any Series, shall have
      ------------------------------
the meaning specified in the related Supplement.

     "Corporate Trust Office" shall mean the principal office of the Trustee at
      ----------------------
which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, 21 West, New York, New York 10286.

     "Coupon" shall have the meaning specified in Section 6.1.
      ------

     "Credit Adjustment" shall have the meaning specified in subsection 4.3(c).
      -----------------

     "Credit Card Agreement" shall mean the agreement and Federal Truth in
      ---------------------
Lending Statement for MasterCard and VISA credit card accounts between any Obligor and the Transferor, as such agreement may be amended, modified or otherwise changed from time to time.

     "Credit Card Guidelines" shall mean the Transferor's policies and
      ----------------------
procedures relating to the operation of its credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

     "Credit Enhancement" shall mean, with respect to any Series, the
      ------------------
subordination, the cash collateral guaranty or account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account, cross-support feature or any other contract or agreement for the benefit of the Certificateholders of such Series (or Certificateholders of a Class within such Series) as designated in the applicable Supplement.

     "Credit Enhancement Provider" shall mean, with respect to any Series, the
      ---------------------------
Person, if any, designated as such in the related Supplement.

     "Cut-Off Date" shall mean September 26, 1995.
      ------------

     "Date of Processing" shall mean, with respect to any transaction, the date
      ------------------
on which such transaction is first recorded on the Servicer's computer master file of VISA and MasterCard accounts (without regard to the effective date of such recordation).

     "Default Amount" shall mean, with respect to any Defaulted Account, the
      --------------
amount of Principal Receivables (other than Ineligible Receivables) in such Defaulted Account on the day such Account became a Defaulted Account.

     "Defaulted Account" shall mean each Account with respect to which, in
      -----------------
accordance with the Credit Card Guidelines or the Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables, the Servicer has charged off the Receivables in such Account as uncollectible. An Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of VISA and MasterCard accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

     "Definitive Certificate" shall have the meaning specified in Section 6.10.
      ----------------------

     "Depository" shall have the meaning specified in Section 6.10.
      ----------

     "Depository Agreement" shall mean, with respect to a Series having Book-
      --------------------
Entry Certificates, the agreement among the Transferor, the Trustee and the Clearing Agency, or as otherwise provided in the related Supplement.

     "Determination Date" shall mean, unless otherwise specified in the related
      ------------------
Series Supplement, the tenth calendar day of each month, or if such day is not a Business Day, the next preceding Business Day.

     "Discount Percentage" shall have the meaning specified in Section 2.8.
      -------------------

     "Discount Option Receivables" shall mean, on any date on and after the date
      ---------------------------
on which the Transferor's exercise of its discount option pursuant to Section
2.8 takes effect, the sum of (a) the aggregate Discount Option Receivables at the end of the prior day (which amount, prior to the date on which the Transferor's exercise of its discount option takes effect and with respect to Receivables generated prior to such date, shall be zero) plus (b) any New
                                                         ----
Discount Option Receivables created on such day minus (c) any Discount Option
                                                -----
Receivables Collections received on such Date of Processing.

     "Discount Option Receivables Collections" shall mean on any Date of
      ---------------------------------------
Processing on and after the date on which the Transferor's exercise of its discount option pursuant to Section 2.8 takes effect, the product of (a) a fraction the numerator of which is the amount of the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables plus the amount of Discount Option Receivables in each case (for both numerator and denominator) at the end of the prior Monthly Period and (b) Collections of Principal Receivables, prior to any reduction for Finance Charge Receivables which are Discount Option Receivables, received on such Date of Processing.

     "Distribution Account" shall have the meaning specified in subsection
      --------------------
4.2(c).

     "Distribution Date" shall mean, with respect to each Series, the dates
      -----------------
specified in the related Supplement.

     "Dollars", "$" or "U.S. $" shall mean United States dollars.
      -------    -      ------

     "Eligible Account" shall mean, as of the Cut-Off Date (or, with respect to
      ----------------
Additional Accounts as of the relevant Addition Date), each Account owned by the
Transferor:

          (a) which is in existence and maintained with the Transferor;

          (b)  which is payable in Dollars;

          (c) the Obligor on which has provided, as its most recent billing address, an address which is located in the United States or its territories or possessions;

          (d) which the Transferor has not classified on its electronic records as counterfeit, deleted, fraudulent, stolen or lost;

          (e) which the Transferor has not charged off in its customary and usual manner for charging off such Accounts as of the Cut-Off Date (or, with respect to Additional Accounts, as of the relevant Addition Date); and

          (f) the Obligor of which has not been identified by the Transferor on its electronic records as being involved in a voluntary or involuntary bankruptcy proceeding.

     "Eligible Deposit Account" shall mean either (a) a segregated account with
      ------------------------
an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

     "Eligible Institution" shall mean (a), the Servicer, (b) a depository
      --------------------
institution (which may be the Trustee or an affiliate) organized under the laws of the United States or any one of the states thereof which at all times (i) has either (x) a long-term unsecured debt rating of "A2" or better by Moody's or (y) a certificate of deposit rating of "P-1" by Moody's, (ii) has either (x) a long-term unsecured debt rating of "AAA" by Standard

& Poor's or (y) a certificate of deposit rating of "A-l+" by Standard & Poor's and (iii) is a member of the FDIC or (c) any other institution that is acceptable to the Rating Agencies.

     "Eligible Receivable" shall mean each Receivable:
      -------------------

          (a) which has arisen under an Eligible Account (in the case of Accounts conveyed to the Trust on the Initial Closing Date and in the case of Additional Accounts conveyed to the Trust on the relevant Addition
     Date);

          (b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Transferor and pursuant to a Credit Card Agreement which complies, in all material respects, with all Requirements of Law applicable to the Transferor;

          (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by the Transferor of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

          (d) as to which, as of the Closing Date, or in the case of Receivables in Additional Accounts as of the relevant Addition Date, the Transferor or the Trust had good title thereto, free and clear of all Liens arising under or through the Transferor or any of its Affiliates (other than Liens permitted pursuant to subsection 2.5(b));

          (e) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws, now or hereafter in effect, relating to or affecting creditors' rights generally, general equitable principles (whether considered in a suit in equity or at law) and an implied covenant of good faith and fair dealing; and

          (f) which constitutes an "account" or "general intangible" under and as defined in Article 9 of the UCC.

     "Enhancement Invested Amount" shall have the meaning, with respect to any
      ---------------------------
Series, specified in the related Supplement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New York,
      ------------------
Brussels, Belgium office, as operator of the Euroclear System.

     "Excess Funding Account" shall have the meaning specified in subsection
      ----------------------
4.2(d).

     "Excess Funding Amount" shall mean, as of any date of determination, the
      ---------------------
principal amount on deposit in the Excess Funding Account.

     "Exchange" shall mean either of the procedures described under Section 6.9.
      --------

     "Exchange Date" shall have the meaning, with respect to any Series issued
      -------------
pursuant to an Exchange, specified in Section 6.9.

     "Exchange Notice" shall have the meaning, with respect to any Series issued
      ---------------
pursuant to an Exchange, specified in Section 6.9.

     "Extended Trust Termination Date" shall have the meaning specified in
      -------------------------------
subsection 12.1(a).

     "FDIC" shall mean the Federal Deposit Insurance Corporation.
      ----

     "FDR" shall have the meaning specified in Section 8.7.
      ---

     "Fee Determination Date" shall have the meaning specified in Section
      ----------------------
4.5(a).

     "Finance Charge Account" shall have the meaning specified in subsection
      ----------------------
4.2(b).

     "Finance Charge Receivables" shall mean Receivables created in respect of
      --------------------------
the Periodic Finance Charges, Cash Advance Fees and Late Fees and similar fees and charges, Annual Membership Fees and Special Fees to the extent such Special Fees are categorized as Finance Charge Receivables. Finance Charge Receivables with respect to any Monthly Period shall include the amount of Interchange (if any), Recoveries (if any), Discount Option Receivables (if any), Insurance Proceeds and investment earnings from any of the Trust Accounts, and other amounts allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period that are to be treated as Finance Charge Receivables but shall exclude charges for credit insurance. For purposes of this Agreement, the amounts of Late Fees, similar fees and charges, Special Fees and Interchange to be included in Finance Charge Collections shall be determined in accordance with Sections 4.5 and 4.6 hereof.

     "Foreign Clearing Agency" shall mean Cedel and the Euroclear Operator.
      -----------------------

     "Funding Period" shall have the meaning specified in Section 4.4.
      --------------

     "Global Certificate" shall have the meaning specified in Section 6.13.
      ------------------

     "Governmental Authority" shall mean the United States of America, any state
      ----------------------
or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Group" shall mean, with respect to any Series, the group of Series in
      -----
which the related Supplement specifies that such Series shall be included.

     "Ineligible Receivable" shall have the meaning specified in subsection
      ---------------------
2.4(d)(iii).

     "Initial Closing Date" shall mean October 19, 1995.
      --------------------

     "Initial Investor Interest" shall mean, with respect to any Series of
      -------------------------
Certificates, the amount stated in the related Supplement.

     "Insolvency Event" shall have the meaning specified in subsection 9.2(a).
      ----------------

     "Insurance Proceeds" shall mean any amounts recovered by the Servicer
      ------------------
pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

     "Interchange" shall mean, (1) with respect to any Monthly Period prior to
      -----------
the September 1996 Monthly Period, the product of (x) the amounts recorded by the Transferor as interchange with respect to the Bank Portfolio for such Monthly Period and (y) the Trust Percentage; and (2) with respect to each Monthly Period commencing with the September 1996 Monthly Period, the product of
(x) the amounts recorded by the Transferor as interchange with respect to the Bank Portfolio for such Monthly Period and (y) a fraction, the numerator of which is the total amount of purchases of merchandise and services relating to the Accounts made during such Monthly Period and the denominator of which is the total amount of purchases of merchandise and services relating to the Bank Portfolio with respect to such Monthly Period.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as
      ---------------------
amended from time to time.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as
      ----------------------
amended from time to time.

     "Investor Account" shall mean each of the Finance Charge Account, the
      ----------------
Principal Account, the Excess Funding Account and the Distribution Account.

     "Investor Certificate" shall mean any one of the certificates (including,
      --------------------
without limitation, the Bearer Certificates, the Registered Certificates or the Global Certificates) issued by the Trust, executed by the Transferor and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple Classes) of the investor certificate attached to the related Supplement.

     "Investor Certificateholder" shall mean each holder of record of an
      --------------------------
Investor Certificate.

     "Investor Charge-Off" shall have, with respect to each Series, the meaning
      -------------------
specified in the applicable Supplement.

     "Investor Default Amount" shall have, with respect to any Series of
      -----------------------
Certificates, the meaning stated in the related Supplement.

     "Investor Exchange" shall have the meaning specified in subsection 6.9(b).
      -----------------

     "Investor Interest" shall have, with respect to any Series of Certificates,
      -----------------
the meaning stated in the related Supplement.

     "Investor Percentage" shall have, with respect to Principal Receivables,
      -------------------
Finance Charge Receivables and Receivables in Defaulted Accounts, and any Series of Certificates, the meaning stated in the related Supplement.

     "Investor Servicing Fee" shall have, with respect to each Series, the
      ----------------------
meaning specified in Section 3.2.

     "Late Fees" shall have the meaning specified in the Credit Card Agreement
      ---------
applicable to each Account for late fees or similar terms.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or comparable law of any jurisdiction to evidence any of the forego-
ing; provided, however, that any assignment pursuant to Section 7.2 shall not be
     --------  -------
deemed to constitute a Lien.

     "Minimum Aggregate Principal Receivables" shall mean, as of any date of
      ---------------------------------------
determination, the sum of the numerators used on such date to calculate the Investor Percentage with respect to Principal Receivables for all Series outstanding on such date, less the amount on deposit in the Excess Funding Account as of such date of determination.

     "Minimum Transferor Interest" shall mean, with respect to any Monthly
      ---------------------------
Period, an amount equal to the product of the Minimum Transferor Interest Percentage and the sum of (i) the Average Principal Receivables for such Monthly Period, (ii) the Excess Funding Amount and (iii) any amounts on deposit in any Principal Funding Account and any other Series Account (if so specified in the applicable Supplement).

     "Minimum Transferor Interest Percentage" shall mean the highest percentage
      --------------------------------------
specified as the "Minimum Transferor Interest Percentage" in any Supplement;

provided, however, that the Transferor may reduce the Minimum Transferor
--------  -------
Interest Percentage upon (w) 30 days' prior notice to the Trustee, each Rating Agency and any Credit Enhancement Provider entitled to receive such notice pursuant to the relevant Supplement, (x) written confirmation from each Rating Agency that such action will satisfy the Rating Agency Condition, (y) delivery to the Trustee and each such Credit Enhancement Provider of an Officer's Certificate stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series and (z) delivery to the Trustee of a Tax Opinion; provided further
                                                             -------- -------
that the Minimum Transferor Interest Percentage shall not at any time be less than 2%.

     "Monthly Period" shall mean, unless otherwise defined in any Supplement,
      --------------
the period from and including the first day of a calendar month to and including the last day of a calendar month.

     "Moody's" shall mean Moody's Investors Service, Inc.
      -------

     "New Discount Option Receivables" shall mean, as of any date of
      -------------------------------
determination, the product of the Discount Percentage and the amount of Principal Receivables (before subtracting out Finance Charge Receivables which are Discount Option Receivables) arising on such date of determination.

     "Notice Date" shall have the meaning specified in subsection 2.6(c)(i).
      -----------

     "Obligor" shall mean, with respect to any Account, the Person or Persons
      -------
obligated to make payments with respect to such Account, including any guarantor thereof.

     "Officer's Certificate" shall mean a certificate signed by any Vice
      ---------------------
President or more senior officer of the Transferor or Servicer and delivered to the Trustee.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be
      ------------------
counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee.

     "Participation" shall have the meaning specified in subsection 2.6(a)(ii).
      -------------

     "Paying Agent" shall mean any paying agent appointed pursuant to Section
      ------------
6.6 and shall initially be Chase Bank.

     "Pay Out Commencement Date" shall mean, (a) with respect to each Series,
      -------------------------
the date on which a Trust Pay Out Event is deemed to occur pursuant to Section
9.1 or (b) with respect to any Series, a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

     "Pay Out Event" shall mean, with respect to each Series, a Trust Pay Out
      -------------
Event or a Series Pay Out Event.

     "Periodic Finance Charges" shall have the meaning specified in the Credit
      ------------------------
Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

     "Permitted Investments" shall mean, unless otherwise provided in the
      ---------------------
Supplement with respect to any Series

          (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at
                                                    --------  -------
     the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of "P-1" and "A-1+", respectively; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from

     Moody's and Standard & Poor's of "P-1" and "A-l+", respectively and (iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)(ii) above;

          (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above;

          (c) repurchase agreements transacted with either

               (i) an entity subject to the United States federal bankruptcy code, provided that (A) the repurchase agreement matures prior to the next Distribution Date or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral immediately, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or any instrumentality or agency thereof, certificates of deposit or bankers acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

               (ii) a financial institution insured by the FDIC, or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. ("SIPC"), provided that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party (with a short-term debt rating of P-1 or higher by Moody's) acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a security interest in the collateral, (D) the collateral is free and clear of third party liens and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (E) the failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral; provided, however, that at the time of
                                       --------  -------
          the Trust's investment or contractual commitment to invest in any repurchase agreement, the short-term deposits or commercial paper rating of such entity or institution in subsections (i) and (ii) shall have a credit rating of "P-1" from Moody's and "A-1+" from Standard & Poor's; and

          (d) any other investment that by its terms converts to cash within a finite time period if the Rating Agency Condition is satisfied with respect thereto.

     "Person" shall mean any legal person, including any individual,
      ------
corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Pool Factor" shall mean, except with respect to any Series issued in more
      -----------
than one Class, a number carried out to seven decimals representing the ratio of the applicable Investor Interest as of such Record Date (determined after taking into account any reduction in the Investor Interest which will occur on the following Distribution Date) to the applicable Initial Investor Interest, and with respect to a Series having more than one Class, as specified in the Supplement relating to such Series.

     "Portfolio Yield" shall have the meaning, with respect to any Series,
      ---------------
specified in the related Supplement.

     "Pre-Funding Account" shall have the meaning specified in Section 4.4.
      -------------------

     "Principal Account" shall have the meaning specified in subsection 4.2(b).
      -----------------

     "Principal Receivable" shall mean each Receivable other than (i) Finance
      --------------------
Charge Receivables, and (ii) Receivables in Defaulted Accounts. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the Transferor is unable to transfer as provided in subsection 2.5(e) shall not be included in calculating the aggregate amount of Principal Receivables.

     "Principal Sharing Series" shall mean a Series, that, pursuant to the
      ------------------------
related Supplement, is entitled to Shared Principal Collections.

     "Principal Shortfalls" shall mean, with respect to a Transfer Date, the
      --------------------
aggregate amount for all outstanding Series that the related Supplements specify are "Principal Shortfalls" for such Transfer Date.

     "Principal Terms" shall have the meaning, with respect to any Series issued
      ---------------
pursuant to an Exchange, specified in subsection 6.9(c).

     "Rating Agency" shall mean, with respect to each Series, the rating agency
      -------------
or agencies, if any, specified in the related Supplement.

     "Rating Agency Condition" shall mean, at any time with respect to a Series,
      -----------------------
the written confirmation of the Rating Agency that a specified event or modification of the terms of such Series will not result in the withdrawal or downgrade of the rating of the Certificates of any Series then in effect.

     "Reassignment" shall have the meaning specified in subsection 2.7(b)(ii).
      ------------

     "Reassignment Date" shall have the meaning specified in subsection 2.4(e).
      -----------------

     "Receivable" shall mean any amount owing by any Obligor including, without
      ----------
limitation, amounts owing for the payment of goods and services, cash advances, access checks, Annual Membership Fees, Cash Advance Fees, Periodic Finance Charges, Late Fees and Special Fees, if any but excluding credit insurance premiums.

     "Record Date" shall mean, with respect to any Distribution Date, the last
      -----------
Business Day of the preceding Monthly Period.

     "Recoveries" shall mean, (i) with respect to any Monthly Period or any
      ----------
shorter period commencing on or after the Recovery Determination Date, the product of (a) all amounts recorded as recoveries on the Bank Portfolio by the Servicer during such Monthly Period or such shorter period, as the case may be, and (b) the Trust Percentage; and (ii) with respect to any Monthly Period or any shorter period ending prior to the Recovery Determination Date, Recoveries shall include, (a) with respect to the Chase Accounts, all amounts recorded as recoveries with respect to the Chase Accounts by the Servicer during such period and (b) with respect to the Chemical Accounts, the product of (1) all amounts recorded as recoveries on the Bank Portfolio (excluding the amounts recorded as recoveries on the Chase Portfolio Accounts) by the Servicer during such Monthly Period or such shorter period, as the case may be, and (2) a fraction, the numerator of which shall be the aggregate principal amount of Principal Receivables arising from the Chemical Accounts (prior to giving effect to any reduction thereof for Finance Charge Receivables arising from the Chemical Accounts which are Discount Option Receivables) as of the close of business on the last day of the prior Monthly Period and the denominator of which is the aggregate principal balance of the Chemical Portfolio Accounts as of the close of business on the last day of the prior Monthly Period.

     "Recovery Determination Date" shall mean the date specified by the Servicer
      ---------------------------
in an Officer's Certificate delivered to the Trustee as the date upon which the Servicer will begin to calculate Recoveries in accordance with clause (1) of the definition of the term "Recoveries."

     "Registered Certificates" shall have the meaning specified in Section 6.1.
      -----------------------

     "Removal Date" shall mean the date on which Receivables in certain
      ------------
designated Removed Accounts will be reassigned by the Trustee to the Transferor.

     "Removal Notice Date" shall mean the day no later than the fifth Business
      -------------------
Day prior to a Removal Date.

     "Removed Accounts" shall have the meaning specified in subsection 2.7(a).
      ----------------

     "Requirements of Law" for any Person shall mean the certificate of
      -------------------
incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

     "Responsible Officer" shall mean any officer within the Corporate Trust
      -------------------
Office (or any successor group of the Trustee), including any Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and also, with any particular officer to whom any corporate trust matter is referred because of such Officer's knowledge of and familiarity with the particular subject.

     "Revolving Period" shall have, with respect to each Series, the meaning
      ----------------
specified in the related Supplement.

     "SAIF" shall mean the Savings Association Insurance Fund administered by
      ----
the FDIC.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Series" shall mean any Series of Investor Certificates, which may include
      ------
within any such Series a Class or Classes of

Investor Certificates subordinate to another such Class or Classes of Investor Certificates.

     "Series Account" shall mean any account or accounts established pursuant to
      --------------
a Supplement for the benefit of such Series.

     "Series Pay Out Event" shall have, with respect to any Series, the meaning
      --------------------
specified pursuant to the Supplement for the related Series.

     "Series Servicing Fee Percentage" shall mean, with respect to any Series,
      -------------------------------
the amount specified in the related Supplement.

     "Series Termination Date" shall mean, with respect to any Series of
      -----------------------
Certificates, the date stated in the related Supplement.

     "Servicer" shall mean initially Chase Bank, and its permitted successors
      --------
and assigns and thereafter any Person appointed as successor as herein provided to service the Receivables.

     "Servicer Default" shall have the meaning specified in Section 10.1.
      ----------------

     "Servicing Fee" shall have the meaning specified in Section 3.2.
      -------------

     "Servicing Officer" shall mean any officer of the Servicer involved in, or
      -----------------
responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     "Shared Excess Finance Charge Collections" shall mean, with respect to any
      ----------------------------------------
Transfer Date, the aggregate amount for all outstanding Series that the related supplements specify are to be treated as "Shared Excess Finance Charge Collections" for such Transfer Date.

     "Shared Principal Collections" shall mean, with respect to any Transfer
      ----------------------------
Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as "Shared Principal Collections" for such Transfer Date.

     "Special Fees" shall mean any fees which are not now but from time to time
      ------------
may be assessed on the Accounts. On or after the date on which any of such Special Fees begin to be assessed on the Accounts, the Transferor may designate in an Officer's Certificate whether such Special Fees shall be treated as Principal Receivables or Finance Charge Receivables.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a
      -----------------
Division of The McGraw-Hill Companies, Inc.

     "Successor Servicer" shall have the meaning specified in subsection
      ------------------
10.2(a).

     "Supplement" or "Series Supplement" shall mean, with respect to any Series,
      ----------      -----------------
a supplement to this Agreement complying with the terms of Section 6.9 of this Agreement, executed in conjunction with any issuance of any Series of Certificates (or, in the case of the issuance of Certificates on the Initial Closing Date, the supplement executed in connection with the issuance of such Certificates).

     "Tax Opinion" shall mean with respect to any action, an Opinion of Counsel
      -----------
delivered to the Trust and the Trustee to the effect that, for U.S. federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code) taxable as a corporation and (c) such action will not cause or constitute a taxable event in which gain or loss would be recognized by any Investor Certificateholder or the Trust.

     "Termination Notice" shall have, with respect to any Series, the meaning
      ------------------
specified in subsection 10.1(d).

     "Transfer Agent and Registrar" shall have the meaning specified in Section
      ----------------------------
6.3 and shall initially be the Chase Corporate Trust Office.

     "Transfer Date" shall mean, unless otherwise specified in the related
      -------------
Supplement, with respect to any Series, the Business Day immediately prior to each Distribution Date.

     "Transferor" shall mean (i) with respect to the time period prior to June
      ----------
1, 1996, Chase Bank and (ii) with respect to the time period beginning on June 1, 1996, Chase USA and its successors in interest and permitted assigns.

     "Transferor Certificate" shall mean the certificate executed by the
      ----------------------
Transferor and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 6.9; provided, however, that
                                                       --------  -------
at any time there shall be only one Transferor Certificate.

     "Transferor Exchange" shall have the meaning specified in subsection
      -------------------
6.9(b).

     "Transferor Interest" shall mean, on any date of determination, the
      -------------------
aggregate amount of Principal Receivables and the principal amounts on deposit in the Excess Funding Account, any Principal Funding Account and any other Series Account (if so provided in the applicable Supplement) at the end of the day immediately prior to such date of determination, minus the Aggregate
                                                     -----
Investor Interest at the end of such day, minus the aggregate Enhancement
                                          -----
Invested Amounts (if such amounts are not included in the Investor Interest in the applicable Supplement), if any, for each Series outstanding at the end of such day.

     "Transferor Percentage" shall mean, on any date of determination, when used
      ---------------------
with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, a percentage equal to 100% minus the
                                                              -----
Aggregate Investor Percentage with respect to such categories of Receivables.

     "Transferor Servicing Fee" shall have the meaning specified in Section 3.2.
      ------------------------

     "Transferred Account" shall mean (a) an Account with respect to which a new
      -------------------
credit account number has been issued by the Servicer or the Transferor under circumstances resulting from a lost or stolen credit card or from the transfer from one affinity group to another affinity group and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines or
(b) an Eligible Account resulting from the conversion of an Account that was a standard account to a premium account or from a premium account to a standard account, and which in either case can be traced or identified by reference to or by way of the computer files or microfiche lists delivered to the Trustee pursuant to Section 2.1 or 2.6 as an account into which an Account has been transferred.

     "Trust" shall mean the trust created by this Agreement, the corpus of which
      -----
shall consist of the Receivables now existing or hereafter created and arising in connection with the Accounts, all monies due or to become due with respect to the Receivables, all proceeds (as defined in Section 9-306 of the UCC) of the Receivables and Insurance Proceeds relating to the Receivables, the right to receive certain amounts paid or payable as Interchange and Recoveries, such funds as from time to time are deposited in the Collection Account, the Finance Charge Account, the Principal Account, the Distribution Account, the Excess Funding Account and any Series Account and the rights to any Credit Enhancement with respect to any Series. The name of such Trust shall be "The Chemical Master Credit Card Trust I" or any other name at the option of the Transferor; provided, however, that at least 5 Business Days prior to any change in the name
--------  -------
of Trust, the Transferor shall give written notice of such change to the Servicer, the Trustee, each Rating Agency, any Credit Enhancement Provider and all Certificateholders.

     "Trust Accounts" shall mean the Collection Account, the Principal Account,
      --------------
the Finance Charge Account, the Distribution Account and the Excess Funding Account.

     "Trust Extension" shall have the meaning specified in subsection 12.1(a).
      ---------------

     "Trust Pay Out Event" shall have, with respect to each Series, the meaning
      -------------------
specified in Section 9.1.

     "Trust Percentage" shall mean, with respect to any Monthly Period, a
      ----------------
fraction expressed as a percentage, the numerator of which is the aggregate principal amount of Principal Receivables (prior to giving effect to any reduction thereof for Finance Charge Receivables which are Discount Option Receivables) as of the close of business on the last day of the prior Monthly Period and the denominator of which is the aggregate principal balance of the Bank Portfolio as of the close of business on the last day of the prior Monthly Period.

     "Trust Termination Date" shall mean (i) if a Trust Extension shall not have
      ----------------------
occurred, the earlier to occur of (a) the first Business Day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account or the applicable Series Account for the payment of Investor Certificateholders of each Series then issued and outstanding sufficient to pay in full such certificates, (b) the date specified in subsection 9.2(b) and (c) August 31, 2016, and (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date.

     "Trustee" shall mean The Bank of New York, a New York banking corporation,
      -------
and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time,
      ---
as in effect in either the State of New York or the State of Delaware, as applicable.

     "Undivided Interest" shall mean the undivided interest in the Trust
      ------------------
evidenced by an Investor Certificate.

     Section 1.2  Other Definitional Provisions.
                  -----------------------------

          (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partially defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting procedures applicable to the Transferor, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or such regulatory accounting procedures, the definitions contained herein shall control.

          (c) The agreements, representations and warranties of Chase Bank in this Agreement and in any Supplement in each of its capacities as Transferor and Servicer shall be deemed to be the agreements, representations and warranties of Chase Bank solely in each such capacity for the time periods during which Chase Bank acts in the respective capacity under this Agreement and the agreements, representations and warranties of Chase USA in this Agreement and in any Supplement in its capacity as Transferor shall be deemed to be the agreements, representations and warranties of Chase USA solely in such capacity for the time periods and for so long as Chase USA acts in such capacity under this Agreement.

          (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified. The Monthly Servicer Report, the form of which is attached as Exhibit C, shall be in substantially the form of Exhibit C, with such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information
--------  -------
required by the Agreement or any Supplement. The Servicer shall, upon making such determination, deliver to the Trustee and each Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.


                               [End of Article I]

                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES;
                            ISSUANCE OF CERTIFICATES

          Section 2.1  Conveyance of Receivables.  Each of Chase Bank and Chase
                       -------------------------
USA does hereby transfer, assign, set over, and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, all of its right, title and interest in and to (i) the Receivables existing as of the Cut-Off Date and thereafter created and arising in connection with the Accounts (other than Additional Accounts), (ii) all monies due or to become due with respect to such Receivables, (iii) all proceeds of such Receivables, (iv) Insurance Proceeds relating to such Receivables, (v) Recoveries and (vi) Interchange.

          In connection with such transfer, assignment, set-over and conveyance, each of Chase Bank and Chase USA agrees to file, at its own expense, a financing statement (including any continuation statements with respect to such financing statement when applicable) with respect to the Receivables now existing and hereafter created for the perfection of a security interest (as defined in the
UCC) in accounts and general intangibles (as defined in Section 9-106 of the
UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect such security interest in favor of the Trust, and to deliver a file-stamped copy of such financing statement or continuation statement or other evidence at such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of issuance of the Certificates, and in the case of any continuation statements filed pursuant to this Section 2.1, as soon as practicable after receipt thereof by the Transferor. It is understood and agreed that the description of collateral set forth in such financing statements will include all credit card accounts of the Transferor. Upon receipt of written request from the Transferor to release the receivables in such credit card accounts as are specified in such request, the Trustee is hereby authorized and hereby agrees to execute promptly, UCC-3 amendments or releases, releasing such credit card accounts; provided, however, that except as permitted pursuant
                           --------  -------
to Section 2.7, no such release shall apply to the Accounts, including any Additional Accounts. In addition, the Trustee is hereby authorized to execute such intercreditor or other agreements as may be requested in writing by the Transferor in connection with the foregoing; provided, however, that except as
                                             --------  -------
permitted pursuant to Section 2.7, no such intercreditor agreements shall apply to the Accounts, including any Additional Accounts, or any Receivables in such Accounts or Additional Accounts. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each refer-ence in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

          In connection with such transfer, the Transferor agrees, at its own expense, on or prior to the Initial Closing Date (i) to indicate in its computer files that Receivables created in connection with the Accounts have been transferred to the Trust pursuant to this Agreement for the benefit of the

Certificateholders and (ii) to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and setting forth the Receivable balance as of the Cut-Off Date. Such file or list shall be marked as Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor further agrees not to remove such indication in the file referenced in clause
(i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account or a Defaulted Account.

          The Transferor hereby grants to the Trustee a security interest in all of the Transferor's right, title and interest in, to and under the Receivables existing as of the Cut-Off Date and thereafter created and arising in connection with the Accounts (other than Additional Accounts), all moneys due or to become due with respect to such Receivables, all proceeds of such Receivables and all Insurance Proceeds relating to such Receivables, all Recoveries and Interchange and all proceeds thereof to secure a loan in an amount equal to the unpaid principal amount of the Investor Certificates issued hereunder or to be issued pursuant to this Agreement and the interest accrued at the related Certificate Rate, and this Agreement shall constitute a security agreement under applicable law.

          Pursuant to the request of the Transferor, the Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.2.

          Notwithstanding anything else in this Agreement to the contrary, it is understood and agreed that the ownership interest or lien conveyed or granted by Chase Bank, as Transferor, to the Trustee in Receivables and other property under the Original Pooling and Servicing Agreement shall remain in full force and effect and shall in no way be affected by the amendment and restatement of the Original Pooling and Servicing Agreement by this Agreement.

          Section 2.2  Acceptance by Trustee.
                       ---------------------

          (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Transferor in and to the Receivables existing as of the Cut-Off Date and thereafter created and arising in connection with the Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds of such Receivables, Insurance Proceeds relating to such Receivables, all Recoveries and Interchange and the proceeds thereof, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee the computer file or microfiche list described in the third paragraph of Section 2.1.

          (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by the Transferor pursuant to Sections 2.1, 2.6 and 2.7 ("Account Information") except as required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.2, or as mandated pursuant to any Requirement of Law applicable to the Trustee or as requested by any Person in connection with financing statements filed with the Trust. The Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Transferor may request a protective order or other appropriate remedy. The Trustee shall use its best efforts to provide the Transferor with written notice no later than five Business Days prior to any disclosure pursuant to this subsection 2.2(b).

          (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

          Section 2.3  Representations and Warranties of the Transferor.  The
                       ------------------------------------------------
Transferor hereby represents and warrants to the Trust as of the Initial Closing
Date:

          (a) Organization and Good Standing.  The Transferor is a banking
              ------------------------------
     corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto, and, in all material respects, to own its properties and conduct its business as such properties are presently owned and such business is presently conducted.

          (b) Due Qualification.  The Transferor is duly qualified to do
              -----------------
     business and is in good standing (or is exempt from such requirement) and has obtained all necessary licenses and approvals with respect to the Transferor in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account or any Receivable unenforceable by the Transferor or the Trust or would have a material adverse effect on the Certificateholders; provided, however, that no representation or warranty is made with respect
     --------  -------
     to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Account or Receivable.

          (c) Due Authorization.  The execution and delivery of this Agreement
              -----------------
     and the execution and delivery to the Trustee of the Certificates by the Transferor and the consummation of the transactions provided for in this Agreement have been duly authorized by the Transferor by all necessary corporate action on its part and this Agreement will remain, from the time of its execution, an official record of the Transferor.

          (d) No Conflict.  The execution and delivery of this Agreement and the
              -----------
     Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound, except to the extent that the same could not reasonably be expected to have a material adverse effect on the Certificateholders.

          (e) No Violation.  The execution and delivery of this Agreement, any
              ------------
     Supplement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Trans-feror, except to the extent that the same could not reasonably be expected to have a material adverse effect on the Certificateholders.

          (f) No Proceedings.  There are no proceedings or investigations
              --------------
     pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

          (g) Eligibility of Accounts.  As of the Cut-Off Date, each Account was
              -----------------------
     an Eligible Account and no selection procedures adverse to the Investor Certificateholders have been employed by the Transferor in selecting the Accounts from among the Eligible Accounts in the Bank Portfolio.

          (h) All Consents Required.  All approvals, authorizations, consents,
              ---------------------
     orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained, except where the failure to obtain such approvals, authorizations, consents, orders or other actions could not reasonably be expected to have a material adverse effect on the Certificateholders.

          For the purposes of the representations and warranties contained in this Section 2.3 and made by the Transferor on the Initial Closing Date, "Certificates" shall mean the Certificates issued on the Initial Closing Date. The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the respective Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section
10.1. The Transferor hereby represents and warrants to the Trust, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in such Supplement, that the representations and warranties of the Transferor set forth in Section 2.3 are true and correct as of such date (for the purposes of such representations and warran-ties, "Certificates" shall mean the Certificates issued on the related Closing
Date). Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

          Section 2.4  Representations and Warranties of the Transferor Relating
                       ---------------------------------------------------------
to the Agreement and the Receivables.
------------------------------------

          (a) Binding Obligation; Valid Transfer and Assignment.  The Transferor
              -------------------------------------------------
hereby represents and warrants to the Trust that, as of the Initial Closing
Date:

               (i) This Agreement constitutes a valid and legally binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except (A) as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of banking corporations organized under the laws of the state of its organization, and
     (B) as may be limited by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (ii) This Agreement constitutes either (A) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all proceeds of such Receivables and Insurance Proceeds relating thereto, and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b), (y) the interest of the Transferor as Holder of the Transferor Certificate and (z) the Transferor's right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or the related Supplement, or (B) a grant of a security interest (as defined in the UCC) in such property to the Trust, which is enforceable with respect to the existing Receivables, the proceeds thereof and Insurance Proceeds relating thereto upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created, the proceeds thereof and Insurance Proceeds relating thereto, upon such creation. If this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in Section 2.1 and in the case of the Receivables hereafter created and proceeds thereof and Insurance Proceeds relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in the Transferor's rights in such property (subject to Section 9-306 of the UCC), except for Liens permitted under subsection 2.5(b). Neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Principal Account, the Finance Charge Account, the Distribution Account or any Series Account, except for the Transferor's rights to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and Principal Account as provided in this Agreement (or, if applicable, any Series Account as provided in any Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC.

          (b) Eligibility of Receivables.  The Transferor hereby represents and
              --------------------------
warrants to the Trust as of the Initial Closing Date and as of each Addition Date, as the case may be, that:

               (i) Each Receivable is an Eligible Receivable as of the Cut-Off Date or the Addition Date, as applicable.

               (ii) Each Receivable then existing has been transferred to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Liens permitted under subsection 2.5(b)) and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor.

               (iii) With respect to each Receivable then existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

               (iv) On each day on which any new Receivable is created, the Transferor shall be deemed to represent and warrant to the Trust that (A) each Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Transferor, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsection 2.4(a) are true and correct with respect to each Receivable created on such day as if made on such day.

               (v) As of the Initial Closing Date, Schedule 1 to this Agreement, and as of the applicable Addition Date with respect to Additional Accounts designated pursuant to Sections 2.6(a) and (b), the related computer file or microfiche list referred to in Section 2.6, is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date, or with respect to Additional Accounts, as of the applicable Addition Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date or such applicable Addition Date. As of September 28, 1995, the aggregate amount of Receivables in all the Accounts was $5,118,124,136.02 of which $5,016,343,299.38 were
     Principal Receivables.

          (c) Notice of Breach.  The representations and warranties set forth in
              ----------------
this Section 2.4 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

          (d) Transfer of Ineligible Receivables.
              ----------------------------------

               (i) Automatic Removal.  In the event of a breach with respect to
                   -----------------
     a Receivable of any representations and warranties set forth in subsection 2.4(b)(ii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause
     (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien; (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by the Transferor; or (C) the unsecured short-term debt rating of the Transferor is not at least "P-1" by Moody's and "A-1" by Standard & Poor's and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement; then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor of written notice of such breach or event given by the Trustee, each such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii).

               (ii) Removal After Cure Period.  In the event of a breach of any
                    -------------------------
     of the representations and warranties set forth in subsection 2.4(b) other than a breach or event as set forth in clause (d)(i) above, and as a result of such breach the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either the Transferor or the Servicer, or receipt by the Transferor of written notice of any such event given by the Trustee, each such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii); provided,
                                                                      --------
     however, that no such removal shall be required to be made if, on any day
     -------
     within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

               (iii) Procedures for Removal.  When the provisions of subsection
                     ----------------------
     2.4(d)(i) or (ii) above require removal of a Receivable, the Transferor shall accept reassignment of such Receivable (an "Ineligible Receivable") by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust and to decrease the Transferor Interest by such amount. On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below the Minimum Transferor Interest, the Transferor shall immediately, but in no event later than 10 Business Days after such event, make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest. The portion of such deposit allocated to the Investor Certificates of each Series shall be distributed to the Investor Certificateholders of each Series in the manner specified in Article IV, if applicable, on the Distribution Date relating to the Monthly Period in which such deposit is made. Upon the reassignment to the Transferor of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect to such Ineligible Receivable and all proceeds of such Ineligible Receivable and Insurance Proceeds relating to such Ineligible Receivable allocated to such Ineligible Receivable pursuant to any Supplement. Such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Transferor to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.4(d)(iii). The obligation of the Transferor set forth in this subsection 2.4(d)(iii), or the automatic removal of such Receivable from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

               (iv) Proceeds Held by Servicer.  For the purposes of subsections
                    -------------------------
     2.4(d)(i) and (ii) above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer (if the Servicer is the Transferor) for more than the applicable period under Section 9-306(3) of the UCC.

          (e) Reassignment of Trust Portfolio.  In the event of a breach of any
              -------------------------------
of the representations and warranties set forth in subsection 2.4(a), either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferor to accept reassignment of an amount of Principal Receivables (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to accept reassignment of such Principal Receivables on a Distribution Date specified by the Transferor (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such
                                      --------  -------
reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in subsection 2.4(a) shall then be true and correct in all material respects. The Transferor shall deposit on the Transfer Date (in New York Clearing House, next day funds) preceding the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders pursuant to Article XII. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the Investor Interest of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Certificateholders on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable Certificate Rate through the Reassignment Date, less the amount, if any, previously allocated for payment of interest to the Certificateholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs. Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables represented by the Investor Certificates on the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account or the applicable Series Account, the Receivables and all monies due or to become due with respect to such Receivables and all proceeds of the Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) and Recoveries (if any) allocable to the Series shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect to such Receivables and all proceeds of the Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) and Recoveries (if any) allocable to the Series. If the Trustee or the Investor Certificateholders give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection

2.4(a) available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

          Section 2.5  Covenants of the Transferor.  The Transferor hereby
                       ---------------------------
covenants that:

          (a) Receivables to be Accounts or General Intangibles.  Except in
              -------------------------------------------------
connection with the enforcement thereof, the Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. The Transferor will take no action to cause any Receivable to be anything other than an "account" or "general intangible" (as defined in the UCC).

          (b) Security Interests.  Except for the conveyances hereunder, the
              ------------------
Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable, and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this subsection 2.5(b) shall
            --------  -------
prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (c) Finance Charges and Other Fees.  The Transferor, except as
              ------------------------------
otherwise required by any Requirement of Law, or as is deemed by the Transferor to be necessary in order for the Transferor to maintain its credit card business, based upon a good faith assessment by the Transferor, in its sole discretion, of the nature of the competition in the credit card business, shall not at any time reduce the Periodic Finance Charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the Transferor's reasonable expectation of the Portfolio Yield as of such date (after giving effect to any concurrent exercise of a discount option) would be less than the Base Rate.

          (d) Credit Card Agreements and Account Guidelines.  The Transferor
              ---------------------------------------------
shall comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA U.S.A., Inc. and MasterCard International Inc., except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates. The Transferor may change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and the Periodic Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur, and (ii) is made applicable to the comparable segment of the revolving credit card accounts owned and serviced by the Transferor which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Credit Card Agreements.

          (e)  Account Allocations.
               -------------------

               (i) in the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or an order by any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Trust on such date); (B) the Transferor agrees to have such amounts applied as Collections in accordance with Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and
     (B) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust) that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, and all amounts that would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. If the Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, the Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and that Collections with respect thereto shall continue to be allocated and paid in accordance with
     Article IV.

               (ii) In the event that, pursuant to subsection 2.4(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.4(b) relating to such Receivable, then, in any such event, the Transferor agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to the Receivables of such Obligor retained in the Trust, then the Transferor agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to the Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

          (f) Conveyance of Accounts.  The Transferor may transfer Accounts (i)
              ----------------------
directly to any Affiliate that executes an agreement assuming with respect to such Accounts the obligations and duties of the Transferor or indirectly to any Affiliate in one or more substantially simultaneous transactions among the Transferor, such Affiliate and any other Affiliates of the Transferor or (ii) to any other Person, provided that such other Person executes such an agreement and the Rating Agency Condition is satisfied; provided, however, that the Transferor
                                          --------  -------
shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring the Accounts in connection with a transaction complying with the provisions of Section 7.2.

          Section 2.6  Addition of Accounts.
                       --------------------

          (a) (i) If, (A) as of the end of any Monthly Period, the Transferor Interest is less than the Minimum Transferor Interest for that period the Transferor shall designate additional eligible MasterCard or VISA accounts from the Bank Portfolio ("Additional Accounts") to be included as Accounts in a sufficient amount such that the Transferor Interest after giving effect to such addition will be at least equal to the Minimum Transferor Interest, or (B) as of the end of any Monthly Period, the sum of the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables (as adjusted for any Series having a Companion Series as described in the Supplement for such Series), the Transferor shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the aggregate amount of Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth Business Day following the end of such Monthly Period.

               (ii) In lieu of, or in addition to, designating Additional Accounts pursuant to clause (i) above, the Transferor may, subject to the conditions specified in paragraph (c) below, convey to the Trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts or other revolving credit accounts owned by the Transferor or any Affiliate of any Transferor and collections thereon ("Participations").
                                                           --------------
     The addition of Participations in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by an amendment hereto, dated the applicable Addition Date, pursuant to Section 13.1(a).

          (b) In addition to its obligation under subsection 2.6(a), the Transferor may, but shall not be obligated to, designate from time to time Additional Accounts of the Transferor to be included as Accounts or Participations to be included as Trust Assets, in either case as of the applicable Addition Date.

          (c) The Transferor agrees that any such transfer of Receivables from Additional Accounts, under subsection 2.6(a) or (b) shall satisfy the following conditions (to the extent provided below):

               (i) On or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(b) (the "Notice Date"), the Transferor
                                                   -----------
     shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred.

               (ii) On or before the Addition Date, the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) in substantially the form of Exhibit B (the "Assignment") and the Transferor shall have indicated in its computer files
      ----------
     that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and, within five Business Days thereafter, or as otherwise agreed upon between the Transferor and the Trustee, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts, adequately identified by billing cycle and/or account number and the aggregate amount of the Receivables in such Additional Accounts, as of the Addition Date, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement.

               (iii) The Transferor shall represent and warrant that (x) each Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Date, the Transferor is not insolvent.

               (iv) The Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created in the Additional Accounts, and all proceeds (as defined in the UCC) of such Receivables and Insurance Proceeds relating thereto and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for (i) Liens permitted under subsection 2.5(b), (ii) the interest of the Transferor as Holder of the Transferor Certificate and (iii) the Transferor's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account, or any Series Account as provided in this Agreement and any related

     Supplement or (y) a grant of a security interest (as defined in the UCC), in such property to the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC), thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed on such Addition Date, the proceeds (as defined in the UCC), thereof and Insurance Proceeds relating thereto upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement as described in Section 2.1 with respect to such Additional Accounts and in the case of the Receivables thereafter created in such Additional Accounts and the proceeds (as defined in the UCC), thereof, and Insurance Proceeds relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC), except for Liens permitted under subsection 2.5(b).

               (v) The Transferor shall deliver an Officer's Certificate substantially in the form of Schedule 2 to Exhibit B to the Trustee confirming the items set forth in paragraph (iii) above.

               (vi) The Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to the Trustee substantially in the form of Exhibit E.

               (vii) the Rating Agency Condition shall have been satisfied with respect to the inclusion of such accounts as Additional Accounts pursuant to subsection 2.6(b).

               (viii) With respect to a Participation included as Trust Assets pursuant to subsection 2.6(b), the Transferor shall deliver a Tax Opinion.

          Section 2.7  Removal of Accounts.
                       -------------------

          (a) Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal ("Removed Accounts") from the Trust; provided, however, that the
          ----------------                   --------  -------
Transferor shall not make more than one such designation in any Monthly Period. On or before the fifth Business Day (the "Removal Notice Date") prior to the
                                          -------------------
date on which the designated Removed Accounts will be reassigned by the Trustee to the Transferor (the "Removal Date"), the Transferor shall give the Trustee
                        ------------
and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor.

          (b) The Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

               (i) The removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, (a) cause a Pay Out Event to occur; provided, however, that for the purposes of
                                     --------  -------
     this subsection 2.7(b)(i), the Receivables of each Removed Account shall be considered to have been removed as of the Removal Date, (b) cause the Transferor Interest to be less than the Minimum Transferor Interest on such Removal Date, (c) cause the sum of the aggregate amount of Principal Receivables and the Excess Funding Amount to be less than the Minimum Aggregate Principal Receivables, or (d) result in the failure to make any payment specified in the related Supplement with respect to any Series.

               (ii) On or prior to the Removal Date, the Transferor shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit G (the "Reassignment") and, within five
                                               ------------
     Business Days thereafter, or as otherwise agreed upon between the Transferor and the Trustee, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement.

               (iii) The Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust.

               (iv) As of the Removal Notice Date, either (a) the Receivables are not more than 15% delinquent by estimated principal amount and the weighted averaged delinquency of such Receivables is not more than 60 days, or (b) the Receivables are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed 90 days.

               (v) On or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Transferor shall have received written confirmation from each Rating Agency that such removal will satisfy the Rating Agency Condition; and

               (vi) The Transferor shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (i) through
     (v) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

          Section 2.8  Discount Option.   The Transferor shall have the option
                       ---------------
to designate at any time a fixed or floating percentage (the "Discount Percentage"), of the amount of Receivables arising in the Accounts on or after the date such designation becomes effective that would otherwise constitute Principal Receivables (prior to subtracting from Principal Receivables, Finance Charge Receivables that are Discount Option Receivables) to be treated as Finance Charge Receivables. The Transferor may from time to time increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Credit Enhancement Provider and each Rating Agency of any such exercise of the discount option or increase, reduction or elimination of the Discount Percentage, and such exercise of the discount option or increase, reduction or elimination of the Discount Percentage shall become effective on the date specified therein only if (i) the Transferor has delivered to the Trustee an Officer's Certificate to the effect that, based on the facts known to such officer at the time, the Transferor reasonably believes that such increase, reduction or elimination shall not at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series and
(ii) the Transferor, the Servicer and the Trustee shall have received written confirmation from each Rating Agency that the Rating Agency Condition is satisfied.

          (a) On each Date of Processing after the date on which the Transferor's exercise of its discount option takes effect, the Transferor shall treat Discount Option Receivables Collections as Collections of Finance Charge Receivables.


                              [End of Article II]

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

          Section 3.1  Acceptance of Appointment and Other Matters Relating to
                       -------------------------------------------------------
the Servicer.
------------

          (a) Chase Bank agrees to act as the Servicer under this Agreement. The Investor Certificateholders of each Series by their acceptance of the related Certificates consent to Chase Bank acting as Servicer.

          (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to instruct the Trustee to make withdrawals and payments, from the Finance Charge Account, the Principal Account, the Excess Funding Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to
Section 10.1, to instruct the Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements. The Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Principal Account, the Finance Charge Account, the Excess Funding Account, or any Series Account and to take any action required under any Credit Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer's written request such documents prepared by the Transferor and acceptable to the Trustee as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or the order of any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the aggregate amount of Principal Receivables in the Trust as of such date) in accordance with subsection 2.5(e); (B) the Servicer agrees to apply such amounts as Collections in accordance with Article IV, and
(C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Investor Percentage thereunder. If the Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Servicer agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and that Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

          (d) In the event that pursuant to subsection 2.4(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.4(b) relating to such Receivable, then, in any such event, the Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to Receivables of such Obligor retained in the Trust, then the Servicer agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables purchased by the Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

          (e) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

          (f) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

          Section 3.2  Servicing Compensation.  As compensation for its
                       ----------------------
servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee prior to the termination of the Trust pursuant to
Section 12.1. The Servicing Fee shall be payable, with respect to each Series, at the times and in the amounts set forth in the related Supplement. The Servicing Fee shall be allocated between the Investor Certificates (the "Investor Servicing Fee") and the Holder of the Transferor Certificate (the
-----------------------
"Transferor Servicing Fee").
-------------------------

          The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, however that the Servicer
                                             --------  -------
shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the servicing fee specified herein.

          Section 3.3  Representations and Warranties of the Servicer.  Chase
                       ----------------------------------------------
Bank, as initial Servicer, hereby makes, and any successor Servicer by its appointment hereunder shall make the following representations and warranties on which the Trustee has relied in accepting the Receivables in Trust and in authenticating the Certificates issued on the Initial Closing Date:

          (a) Organization and Good Standing.  The Servicer is a banking
              ------------------------------
     corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) Due Qualification.  The Servicer is duly qualified to do business
              -----------------
     and is in good standing (or is exempt from such requirement) and has obtained all necessary licenses and approvals, except to the extent that the failure so to qualify or register would not have a material adverse effect on the Servicer's ability to perform its obligations hereunder.

          (c) Due Authorization.  The execution, delivery, and performance of
              -----------------
     this Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

          (d) Binding Obligation.  This Agreement constitutes a legal, valid and
              ------------------
     binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general or the rights of creditors of banking corporations organized under the laws of the State of New York.

          (e) No Violation.  The execution and delivery of this Agreement by the
              ------------
     Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound except to the extent that the same could not reasonably be expected to have a material adverse effect on the Certificateholders or any Credit Enhancement Provider.

          (f) No Proceedings.  There are no proceedings or investigations
              --------------
     pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

          (g) Compliance with Requirements of Law.  The Servicer shall duly
              -----------------------------------
     satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Certificateholders or any Credit Enhancement Provider.

          Section 3.4  Reports and Records for the Trustee.
                       -----------------------------------

          (a) Daily Reports.  On each Business Day during any period during
              -------------
which the Servicer is required to make daily deposits to the Collection Account pursuant to Section 4.3(a), the Servicer shall prepare and make available at the office of the Servicer for inspection by the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

          (b) Monthly Servicer's Certificate.  Unless otherwise stated in the
              ------------------------------
related Supplement with respect to any Series, on each Determination Date the Servicer shall forward, as provided in Section 13.5, to the Trustee, the Paying Agent, any Credit Enhancement Provider and each Rating Agency, a certificate of a Servicing Officer in the form of Exhibit C (which includes the Schedule thereto specified as such in each Supplement) setting forth (i) the aggregate amount of Collections processed during the preceding Monthly Period, (ii) the aggregate amount of the applicable Investor Percentage of Collections of Principal Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iii) the aggregate amount of the applicable Investor Percentage of Collections of Finance Charge Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iv) the aggregate amount of Receivables processed as of the end of the last day of the preceding Monthly Period, (v) the balance on deposit in the Finance Charge Account, the Principal Account or any Series Account applicable to any Series then outstanding on such Determination Date with respect to Collections processed by the Servicer during the preceding Monthly Period, (vi) the aggregate amount, if any, of withdrawals, drawings or payments under any Credit Enhancement, if any, for each Series then outstanding required to be made with respect to the previous Monthly Period in the manner provided in the related Supplement, (vii) the sum of all amounts payable to the Investor Certificateholders of each Series (or for a Series of more than one Class, each such Class) on the succeeding Distribution Date in respect of Certificate Principal and Certificate Interest with respect to such preceding monthly Period and (viii) such other matters as are set forth in Exhibit C.

          Section 3.5  Annual Servicer's Certificate.  On or before March 31 of
                       -----------------------------
each calendar year, beginning with March 31, 1997, the Servicer will deliver, as provided in Section 13.5, to the Trustee, any Credit Enhancement Provider and the Rating Agency, an Officer's Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the twelve-month period ending on December 31 of the preceding calendar year, or for the initial period, from the Closing Date until December 31, 1996, and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such Officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust office.

          Section 3.6  Annual Independent Accountants' Servicing Report.
                       ------------------------------------------------

          (a) On or before March 31 of each calendar year, beginning with March 31, 1997, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.5, a report addressed to the Trustee, any Credit Enhancement Provider and the Transferor, to the effect that such firm has examined management's assertion that, as of the date of such report, the system of internal control over servicing of securitized credit card receivables met the criteria for effective internal control described in the report entitled "Internal Control - Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") and that in their opinion, management's assertion is fairly stated, in all material respects. A copy of such report shall be distributed by the Trustee to the Rating Agency and will be available for distribution to Certificateholders upon written request therefor addressed to the Trustee at the Corporate Trust Office.

          (b) On or before March 31 of each calendar year, beginning with March 31, 1997, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.5, a report, prepared using generally accepted attestation standards, addressed to the Trustee, any Credit Enhancement Provider and the Transferor, to the effect that they have compared the amounts set forth in the monthly certificates forwarded by the Servicer pursuant to subsection 3.4(c) during the period covered by such report (which shall be the twelve-month period ending on December 31 of the preceding calendar year, or for the initial period, from the Closing Date until December 31, 1996) with the Servicer's computer reports which were the source of such amounts and found them to be in agreement or shall disclose any exceptions noted. Additionally, such firm shall recalculate the mathematical accuracy of amounts derived in the monthly certificates. A copy of such report shall be distributed by the Trustee to the Rating Agency and will be available for distribution to Certificateholders upon written request therefor addressed to the Trustee at the Corporate Trust Office.

          Section 3.7  Tax Treatment.  The Transferor has structured this
                       -------------
Agreement and the Investor Certificates with the intention that the Investor Certificates will qualify under applicable federal, state, local and foreign tax law as indebtedness. The Transferor, the Servicer, the Holder of the Transferor Certificate, each Investor Certificateholder, and each Certificate Owner, agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder and the Holder of the Transferor Certificate, by acceptance of its Certificate and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this section 3.7. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.7.

          Section 3.8  Notices to the Transferor.  In the event that the
                       -------------------------
Transferor is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.2 shall deliver or make available to the Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

                              [End of Article III]

                                   ARTICLE IV

                  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

          Section 4.1  Rights of Certificateholders.  Each Series of Investor
                       ----------------------------
Certificates shall represent Undivided Interests in the Trust, including the benefits of any Credit Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Supplement) or to be paid to the Investor Certificateholders of such Series; provided, however,
                                                           --------  -------
that the aggregate interest represented by such Certificates at any time in the Principal Receivables shall not exceed an amount equal to the Investor Interest at such time. The Transferor Certificate shall represent the remaining undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Transferor Certificate; provided, however, that
                                                        --------  -------
the aggregate interest represented by such Transferor Certificate at any time in the Principal Receivables shall not exceed the Transferor Interest at such time and such Certificate shall not represent any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Credit Enhancement issued with respect to any Series.

          Section 4.2  Establishment of Accounts.
                       -------------------------

          (a) The Collection Account.  The Servicer, for the benefit of the
              ----------------------
Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders (the "Collection Account"). Pursuant to authority
                             ------------------
granted to it pursuant to subsection 3.1(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

          (b) The Finance Charge and Principal Accounts.  The Trustee, for the
              -----------------------------------------
benefit of the Investor Certificateholders, shall establish and maintain in the State of New York with the Paying Agent in the name of the Trust two Eligible Deposit Accounts (the "Finance Charge Account" and the "Principal Account",
                       ----------------------           -----------------
respectively), bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Certificateholders; provided, however,
                                                             --------  -------
that each of such accounts may be established as sub-accounts of the Collection Account. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account and the Principal Account and in all proceeds thereof. The Finance Charge Account and the Principal Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Finance Charge Account and Principal Account for the purpose of carrying out the Servicer's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in the Principal Account and the Finance Charge Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders.

          (c) The Distribution Account.  The Trustee, for the benefit of the
              ------------------------
Investor Certificateholders, shall cause to be established and maintained in the name of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders (the "Distribution Account"). The Trustee shall
                                      --------------------
possess all right, title and interest in all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders.

          (d)  The Excess Funding Account.  The Trustee, for the benefit of the
               --------------------------
Investor Certificateholders, shall establish and maintain an Eligible Deposit Account bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Certificateholders (the "Excess Funding Account"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the Excess Funding Account ceases to be an Eligible Deposit Account, the Trustee shall notify the Rating Agency and within 10 Business Days establish a new Eligible Deposit Account which shall be designated as the new Excess Funding Account and shall transfer any cash or any investments to such new Excess Funding Account. From the date such new Excess Funding Account is established, it shall be the "Excess Funding Account." Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Excess Funding Account for the purpose of carrying out the Servicer's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in the Excess Funding Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders.

          (e) Series Accounts.  If so provided in the related Supplement, the
              ---------------
Trustee, for the benefit of the Investor Certificateholders, shall cause to be established and maintained in the name of the Trust, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders of such Series. Each such Series Account will be an Eligible Deposit Account, if so provided in the related Supplement and will have the other features and be applied as set forth in the related Supplement.

          (f) Administration of the Finance Charge, Principal Accounts and
              ------------------------------------------------------------
Excess Funding Account.  Funds on deposit in the Principal Account, the Finance
----------------------
Charge Account and the Excess Funding Account shall at all times be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds were processed for collection, or if so specified in the related Supplement, immediately preceding a Distribution Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity; provided, however that no such
                                            --------  -------
investment shall be disposed of prior to its maturity date. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Principal Account and the Finance Charge Account shall be deposited by the Trustee in an Eligible Deposit Account in the name of the Transferor, or a Person designated in writing by the Servicer, which shall not constitute a part of the Trust, or shall otherwise be turned over by the Trustee to the Transferor not less frequently than monthly, and all interest and earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be deposited by the Trustee in the Finance Charge Account for application as Collections of Finance Charge Receivables. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Servicer, of which the Trustee shall have received written notification thereof, shall instruct the Trustee with respect to the investment of funds on deposit in the Principal Account and the Finance Charge Account.
For purposes of determining the availability of funds or the balances in the Finance Charge Account, the Principal Account and, except as provided in the second preceding sentence, the Excess Funding Account, for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

          Section 4.3  Collections and Allocations.
                       ---------------------------

          (a) Collections.  Except as provided below, the Servicer shall deposit
              -----------
all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. In the event of the insolvency of the Servicer, then, immediately upon the occurrence of such event and thereafter, the Servicer shall deposit all Collections into the Collection Account, and in no such event shall the Servicer deposit any Collections thereafter into any account established, held or maintained with the Servicer.

          The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Transferor Certificate in accordance with this Article IV and shall withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Transferor Certificate in accordance with this Article IV, in both cases as modified by any Supplement. The Servicer shall make such deposits or payments on the date indicated therein in immediately available funds or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

          Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, the Transferor shall remain the Servicer hereunder, and (a)(i) the Servicer provides to the Trustee a letter of credit covering risk collection of the Servicer, and (ii) the Transferor shall not have received a notice from any Rating Agency that such a letter of credit would result in the lowering of such Rating Agency's then-existing rating of the Investor Certificates, or (b) the Servicer shall have and maintain a certificate of deposit or short-term deposit rating of "P-1" by Moody's and of "A-1" by Standard & Poor's, the Servicer need not deposit Collections into the Collection Account, the Principal Account, the Finance Charge Account, the Excess Funding Account or any Series Account, as provided in any Supplement, or make payments to the Holder of the Transferor Certificate as provided in Article IV, but may make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph.

          Notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account, the Principal Account, the Excess Funding Account or any Series Account, as provided in any Supplement, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account, the Excess

Funding Account or any Series Account in an amount equal to the lesser of (x) the amount required to be deposited into any such deposit account pursuant to the terms of this Agreement or any Supplement and (y) the amount required to be distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Credit Enhancement Provider pursuant to the terms of any Supplement or agreement relating to such Credit Enhancement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

          (b) Allocations for the Transferor Certificate.  Throughout the
              ------------------------------------------
existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Transferor Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Transferor Certificate.

          (c) Adjustments for Miscellaneous Credits and Fraudulent Charges.  The
              ------------------------------------------------------------
Servicer shall be obligated to reduce on a net basis in each Monthly Period the aggregate amount of Principal Receivables used to calculate the Transferor Interest as provided in this subsection 4.3(c) (a "Credit Adjustment") with
                                                   -----------------
respect to any Principal Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors) or (iii) which was created as a result of a fraudulent or counterfeit charge.

          In the event that the inclusion of the amount of a Credit Adjustment in the calculation of the Transferor Interest would cause the Transferor Interest to be an amount less than the Minimum Transferor Interest, the Transferor shall make a deposit, no later than the Business Day following the Date of Processing of such Credit Adjustment, in the Excess Funding Account in immediately available funds in an amount equal to the amount by which such Credit Adjustment would cause the Transferor Interest to be less than the Minimum Transferor Interest on such Date of Processing.

          (d) Transfer of Defaulted Accounts.  Unless otherwise provided in any
              ------------------------------
Supplement, on the date on which an Account becomes a Defaulted Account, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to Receivables in such Defaulted Account, all monies due or to become due with respect to such Receivables, all proceeds of such Receivables and Insurance Proceeds relating to such Receivables allocable to the Trust with respect to such Receivables. Notwithstanding any such transfer of accounts, amounts recovered with respect to such defaulted accounts may still be allocated to the Trust to the extent provided for in the definition of Recoveries.

          (e)  Operation of Excess Funding Account.  On each Determination Date
               -----------------------------------
on which one or more Series is in its Amortization Period or Accumulation Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series, and the Servicer shall instruct the Trustee to withdraw such amount (up to the Excess Funding Amount) from the Excess Funding Account on the next succeeding Transfer Date and deposit such amount in the Distribution Account for allocation among each such Series as Shared Principal Collections as specified in each related Supplement. On any Business Day on which the Transferor Interest exceeds the Minimum Transferor Interest, the Servicer shall instruct the Trustee to withdraw the amount of such excess (up to the Excess Funding Amount) from the Excess Funding Account on such day and pay such amount to the Holder of the Transferor Certificate.

          Section 4.4  Allocations During Funding Period.  To the extent that
                       ---------------------------------
the Servicer establishes an Eligible Deposit Account as a pre-funding account (the "Pre-Funding Account") with respect to any Series, bearing a designation indicating that the funds deposited therein are for the benefit of such Series, during the period (the "Funding Period"), as set forth in the related Supplement, that the Pre-Funding Account maintains a balance, the date upon which an increase in the Invested Amount of such Series in accordance with the terms of such related Supplement occurs shall be treated as an Addition Date solely for the purpose of calculating the applicable Investor Percentages. Such Addition Date shall be deemed to occur on the date of each such increase and the applicable Investor Percentages shall be calculated accordingly.

          Section 4.5  Certain Fees.
                       ------------

          (a) On or prior to each Determination Date following a Monthly Period all of the days of which follow the Fee Determination Date, the Transferor shall notify the Servicer of the amounts of Late Fees and similar fees and charges and Special Fees to be included as Collections of Finance Charge Receivables arising from the Chase Accounts with respect to the preceding Monthly Period. Until the date specified by the Servicer in an Officer's Certificate delivered to the Trustee as a date after which the Servicer can compute the actual amount of Collections of such fees and charges (the "Fee Determination Date"), such amounts shall be deemed to be equal to the product of (x) the amount of Late Fees and similar fees and charges and Special Fees, as the case may be, billed with respect to such Monthly Period and (y) a fraction, the numerator of which is the amount of Collections of Periodic Finance Charges and Annual Membership Fees arising from the Chase Accounts with respect to such Monthly Period, and the denominator of which is the amount of Periodic Finance Charges and Annual Membership Fees arising from the Chase Accounts billed with respect to such Monthly Period.

          (b) On and after the Fee Determination Date, in the case of the Chase Accounts, and at all times, in the case of the Chemical Accounts, the amounts of Late Fees and similar fees and charges and Special Fees to be included as Collections of Finance Charge Receivables shall be the actual amounts of such fees and charges, as computed by the Servicer.

          (c) On each Transfer Date prior to the first Monthly Period all of the days of which follow the Fee Determination Date, the Transferor shall pay to the Servicer and the Servicer shall deposit into the Collection Account, for allocation as Collections of Finance Charge Receivables in the manner provided in Article IV (in immediately available funds) the amounts of Late Fees and similar fees and charges and Special Fees arising from the Chase Accounts to be so included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period, as calculated pursuant to this Section 4.5.

     [THE REMAINDER OF ARTICLE IV IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

                              [End of Article IV]

                                   ARTICLE V

                        [ARTICLE V IS RESERVED AND SHALL
                         BE SPECIFIED IN ANY SUPPLEMENT
                          WITH RESPECT TO ANY SERIES]


                               [End of Article V]

                                   ARTICLE VI

                                THE CERTIFICATES

          Section 6.1  The Certificates.  Subject to Sections 6.10 and 6.13, the
                       ----------------
Investor Certificates of each Series and any Class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a
                  -------------------
special coupon (collectively, the "Coupons") or in fully registered form (the
                                   -------
"Registered Certificates"), and shall be substantially in the form of the
------------------------
exhibits with respect thereto attached to the related Supplement. The Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Transferor Certificate shall, upon issue pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.1 and 6.2. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement. The Transferor Certificate shall be issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

          Section 6.2  Authentication of Certificates.  Contemporaneously with
                       ------------------------------
the initial assignment and transfer of the Receivables, whether now existing or hereafter created (other than Receivables in Additional Accounts) and the other components to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the written order of the Transferor, to the underwriters for the sale of the Book-Entry Certificates evidenced by such Investor Certificates, and against payment to the Transferor of the Initial Investor Interest (net of any purchase or underwriting discount). Upon the receipt of such payment and the issuance of the Investor Certificates, such

Investor Certificates shall be fully paid and non-assessable. The Trustee shall authenticate and deliver the Transferor Certificate to the Transferor simultaneously with its delivery to the Transferor of the initial Series of Investor Certificates. Upon an Exchange as provided in Section 6.9 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of the Transferor, to the Persons designated in such Supplement. Upon the order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depository against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or is nominee as provided in Section 6.10 against payment of the purchase price thereof.

          Section 6.3  Registration of Transfer and Exchange of Certificates.
                       -----------------------------------------------------

          (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and
                                                   ------------------
Registrar"), in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it
 --------------------
may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. Chase Bank is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. If any form of Investor Certificate is issued as a Global Certificate, the Trustee may, or if and so long as any Series of Investor Certificates are listed an the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. Chase Bank shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that Chase Bank shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

          Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Transferor shall execute, subject to the provisions of subsection 6.3(c), and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests; provided, however that the provisions of this
                               --------  -------
paragraph shall not apply to Bearer Certificates.

          At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.3 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the coupons relating to such Distribution Date.

          Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificate holder thereof or his attorney-in-fact duly authorized in writing.

          The preceding provisions of this Section 6.3 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

          Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificates upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of such Global Certificate exchanged for Definitive Certificates.

          The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

          (b) Except as provided in Section 6.9 or 7.2 or in any Supplement, in no event shall the Transferor Certificate or any interest therein be transferred hereunder, in whole or in part, unless the Trustee shall have consented in writing to such transfer; provided, however, that the Trustee may not withhold
                          --------  -------
such consent if it shall have received (1) written confirmation from each Rating Agency that such transfer will satisfy the Rating Agency Condition and (2) a Tax Opinion with respect to such transfer.

          (c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

          Whenever a Registered Certificate containing the legend sat forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the

Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.3(c).

          (d) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and subject to this Section 6.3, if specified in the related Supplement for any Series, any other city designated in such Supplement) an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange.

          Section 6.4  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                       -------------------------------------------------
(a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed certificate shall be found at any time.

          Section 6.5  Persons Deemed Owners.  Prior to due presentation of a
                       ---------------------
Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and
any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the
                            --------  -------
holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, unless otherwise expressly specified herein or in the related Supplement, Investor Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

          In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and
Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

          Section 6.6  Appointment of Paying Agent.
                       ---------------------------

          (a) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Certificateholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Trustee (or the Servicer if the Trustee is the Paying Agent) shall notify the Rating Agency of the removal of any Paying Agent. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be Chase Bank. If any form of Investor Certificate is issued as a Global Certificate, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-paying agent in Luxembourg or another European city. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that any Paying Agent shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The provisions of Sections 11.1, 11.2 and 11.3 shall apply to the Trustee also in the capacity of Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

          (b) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

          Section 6.7  Access to List of Certificateholders' Names and
                       -----------------------------------------------
Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of the Investor Certificates of any Series (the "Applicants")
                                                                   ----------
may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

          Section 6.8  Authenticating Agent.
                       --------------------

          (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor.

          (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

          (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like affect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

          (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.8, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of
Section 11.5.

          (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

          (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

          This is one of the certificates described in the Pooling and Servicing Agreement.


                              ______________________________
                              as Authenticating Agent
                                for the Trustee,

                              By:___________________________
                                 Authorized signatory

          Section 6.9  Tender of Transferor Certificate.
                       --------------------------------

          (a) Upon any Exchange, the Trustee shall issue to the Holder of the Transferor Certificate under Section 6.1, for execution and redelivery to the Trustee for authentication under Section 6.2, one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and
                                               ---- -----
ratably entitled as provided herein to the benefits hereof (except that the Credit Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

          (b) The Holder of the Transferor Certificate may tender the Transferor Certificate to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates or in connection with a Companion Series, interests in such Series and (ii) a reissued Transferor Certificate (any such tender, a "Transferor Exchange"). In addition, to the extent permitted for any Series of
--------------------
Investor Certificates as specified in the related Supplement, the Investor Certificateholders of such Series may tender their Investor Certificates and the Holder of the Transferor Certificate may tender the Transferor Certificate to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Certificates and
(ii) a reissued Transferor Certificate (an "Investor Exchange").  The Transferor
                                            -----------------
Exchange and Investor Exchange are referred to collectively herein as an

"Exchange."  The Holder of the Transferor Certificate may perform an Exchange by
---------
notifying the Trustee, in writing at least three days in advance (an "Exchange
                                                                      --------
Notice") of the date upon which the Exchange is to occur (an "Exchange Date").
------
Any Exchange Notice shall state the designation of any Series (and Class thereof, if applicable) to be issued on the Exchange Date and, with respect to each such Series: (a) its Initial Investor Interest (or the method for calculating such Initial Investor Interest) (b) its Certificate Rate (or the method for allocating interest payments or other cash flows to such Series), if any, and (c) the Credit Enhancement Provider, if any, with respect to such Series. On the Exchange Date, the Trustee shall authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following:
(a) a Supplement satisfying the criteria set forth in subsection 6.9(c) executed by the Transferor and specifying the Principal Terms of such Series, (b) the applicable Credit Enhancement, if any, (c) the agreement, if any, pursuant to which the Credit Enhancement Provider agrees to provide the Credit Enhancement, if any, (d) an Opinion of Counsel to the effect that, unless otherwise stated in the related Supplement, the newly issued Series or Class of Investor Certificates will be treated as debt secured by the Receivables for United States federal income and Delaware and New York state income and corporate franchise tax purposes, (e) a Tax Opinion, (f) written confirmation from each Rating Agency that the Exchange will satisfy the Rating Agency Condition, (g) an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor, that on the Exchange Date (i) the Transferor, after giving effect to the Exchange, would not be required to add Additional Accounts pursuant to subsection 2.6(a), and (ii) after giving effect to such Exchange, the Transferor Interest would be at least equal to the Minimum Transferor Interest and (h) the existing Transferor Certificate or applicable Investor Certifi-cates, as the case may be. Upon satisfaction of such conditions, the Trustee shall cancel the existing Transferor Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Transferor Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under the Agreement.

          (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include without limitation:
(i) its name or designation, (ii) an Initial Investor Interest or the method of calculating the Initial Investor Interest, (iii) the method of determining any adjusted Investor Interest, if applicable, (iv) the Certificate Rate (or formula for the determination thereof), (v) the Closing Date, (vi) each Rating Agency rating such Series, (vi) the name of the Clearing Agency, if any, (vii) the rights of the Holder of the Transferor Certificate that have been transferred to the Holders of such Series pursuant to such Exchange (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables), (ix) the interest payment date or dates and the date or dates from which interest shall accrue, (x) the periods during which or dates on which principal will be paid or accrued, (xi) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, (xii) any other Collections with respect to Receivables or other amounts available to be paid with respect to such Series,
(xii) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts and use of moneys therein, (xiv) the Series Servicing Fee and the Series Servicing Fee Percentage, (xv) the Minimum Transferor Interest and the Series Termination Date, (xvi) the terms of any Credit Enhancement with respect to such Series, and the Credit Enhancement Provider, if applicable, (xvii) the base rate applicable to such Series, (xviii) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xix) any deposit into any account provided for such Series, (xx) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xxi) whether Interchange or other fees will be included in the funds available to be paid for such Series, (xxii) the priority of any Series with respect to any other Series, (xxiii) the rights, if any, of the holders of the Transferor Certificate that have been transferred to the holders of such Series, (xxiv) the Pool Factor,
(xxv) the Minimum Aggregate Principal Receivables, (xxvi) whether such Series will be part of a Group, (xxvii) whether such Series will or may be a Companion

Series and the Series with which it will be paired, if applicable and (xxviii) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Series). The
                                        ---------------
terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates is currently rated by a Rating Agency, then as a condition to such Exchange a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an Officer's certificate stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

          Section 6.10  Book-Entry Certificates.  Unless otherwise provided in
                        -----------------------
any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") which shall be the Clearing Agency or Foreign Clearing
      ----------
Agency, by or on behalf of such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Series ("Definitive Certificates") have been issued to Certificate Owners
         -----------------------
pursuant to Section 6.12;

               (i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

               (ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

               (iii) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

               (iv) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

          Section 6.11  Notices to Clearing Agency.  Whenever notice or other
                        --------------------------
communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency for distribution to Holders of Investor Certificates.

          Section 6.12  Definitive Certificates.  If (i) (A) the Transferor
                        -----------------------
advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Investor Interest of such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series as Certificateholders of such Series hereunder.

          Section 6.13  Global Certificate.  If specified in the related
                        ------------------
Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the "Global Certificate") in
                                                        ------------------
bearer form, without interest coupons, in the denomination of the Initial Investor Interest and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered or Bearer Certificates in definitive form.

          Section 6.14  Meetings of Certificateholders.  To the extent provided
                        ------------------------------
by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Servicer or the Trustee may at any time call a meeting of the Certificateholders of such Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.1 of the Agreement.

                              [End of Article VI]

                                  ARTICLE VII

                             OTHER MATTERS RELATING
                               TO THE TRANSFEROR

          Section 7.1  Liability of the Transferor.  The Transferor shall be
                       ---------------------------
liable in accordance herewith to the extent of the obligations specifically undertaken by the Transferor.

          Section 7.2  Merger or Consolidation of, or Assumption of the
                       ------------------------------------------------
Obligations of, the Transferor.
------------------------------

          (a) The Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

               (i) (A) the Transferor is the surviving entity or (B) if the Transferor is not the surviving entity, the corporation formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a national banking association, state banking corporation or other entity which is not subject to the bankruptcy laws of the United States of America and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor, as applicable hereunder and shall benefit from all the rights granted to the Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.2 to a successor entity, Section 9.2 hereof shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the Officer's Certificate described in subsection 7.2(a)(ii);

               (ii) the Transferor shall have delivered to the Trustee an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this
     Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of

     Counsel that such supplemental agreement is legal, valid and binding; and

               (iii) the Transferor shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

          (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder (i) except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph or (ii) unless the assignee with respect to such obligations shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a national banking association, state banking corporation or other entity which is not subject to the bankruptcy laws of the United States of America and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor, as applicable hereunder and shall benefit from all the rights granted to the Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the assignee, such assignee shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such assignee.

          Section 7.3  Limitation of Liability.  The directors, officers,
                       -----------------------
employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided,
                                                                   --------
however, that this provision shall not protect the officers, directors,
-------
employees, or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.4, the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this
                                               --------  -------
provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters
----- -----
arising hereunder.

          Section 7.4  Liabilities.  Notwithstanding Section 7.3 (and
                       -----------
notwithstanding Sections 3.2, 8.3, 8.4 and 11.11), or any other provision herein, the Transferor by entering into this Agreement, and any holder of an interest in the Transferor Certificate by its acceptance thereof, agree to be liable, directly to any creditor or claimant for the entire amount of any liabilities, including without limitation, any taxes imposed on the Trust, losses, claims or damages (other than those that would be incurred by an Investor Certificateholder or a Credit Enhancement Provider, if any, if the Investor Certificates or Collateral Interest, as the case may be, were notes secured by the Receivables, for example, as a result of the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Credit Enhancement or other similar market or investment risks associated with ownership of the Investor Certificates) arising out of or based on the arrangement created by this Agreement (to the extent that, if the Trust assets at the time the claim is made were used to pay in full all outstanding Certificates of all Series, the Trust assets that would remain after the Investor Certificateholders and Credit Enhancement Providers, if any, were paid in full would be insufficient to pay any such losses, claims, damages or liabilities) as though this Agreement created a partnership under the New York Revised Limited Partnership Act in which the Transferor and such holder of an interest in the Transferor Certificate were the general partners of such partnership. The rights created by this Section 7.4 shall run directly to and be enforceable by the injured party subject to the limitations hereof. To the extent provided in Section 8.4, the Servicer will (from its own assets and not from the assets of the Trust) indemnify and hold harmless the Transferor and each holder of an interest in the Transferor Certificate against and from certain losses, claims, damages and liabilities of the Transferor as described in this Section arising from the actions or omissions of the Servicer.

                              [End Of Article VII]

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                TO THE SERVICER

          Section 8.1  Liability of the Servicer.  The Servicer shall be liable
                       -------------------------
in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

          Section 8.2  Merger or Consolidation of, or Assumption of the
                       ------------------------------------------------
Obligations of, the Servicer.  The Servicer shall not consolidate with or merge
----------------------------
into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

               (i) (A) the Servicer is the surviving entity or (B) if the Servicer is not the surviving entity, the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a state or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

               (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Servicer; and

               (iii) the Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

          Section 8.3  Limitation of Liability of the Servicer and Others.  The
                       --------------------------------------------------
directors, officers, employees or agents of the

Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this
                                                 --------  -------
provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.4 with respect to the Trust and the Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided, however, that this provision shall not
                             --------  -------
protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting
         ----- -----
any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may cause it to incur any expense or liability.

          Section 8.4  Servicer Indemnification of the Trust and the Trustee.
                       -----------------------------------------------------
The Servicer shall indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents, from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust or the Trustee pursuant to this Agreement or any Supplement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee if such
--------  -------
acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, bad faith or willful misconduct by the Trustee; provided, further,
                                                            --------  -------
that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided, further, that the Servicer shall not indemnify the
                    --------  -------
Trust, the Investor

Certificateholders or the Certificate owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Accounts or Receivables which are written off as uncollectible; and provided, further, that the Servicer
                                            --------  -------
shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section
8.4 shall survive termination of this Agreement and the resignation or removal of the Trustee.

          Section 8.5  The Servicer Not to Resign.  The Servicer shall not
                       --------------------------
resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with
Section 10.2 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder.

          Section 8.6  Access to Certain Documentation and Information Regarding
                       ---------------------------------------------------------
the Receivables.  The Servicer shall provide to the Trustee access to the
---------------
documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligations shall not constitute a breach of this Section 8.6.

          Section 8.7  Delegation of Duties.  It is understood and agreed by the
                       --------------------
parties hereto that the Servicer may delegate certain of its duties hereunder to First Data Resources, Inc. ("FDR"), a credit card processor located in Omaha,
                             ---
Nebraska. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof. If any such delegation is to a party other than FDR notification thereof shall be given to each Rating Agency.

          Section 8.8  Examination of Records.  The Servicer shall clearly and
                       ----------------------
unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.6) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                             [End of Article VIII]

                                   ARTICLE IX

                                 PAY OUT EVENTS

          Section 9.1  Pay Out Events.  If any one of the following events
                       --------------
(each, a "Trust Pay Out Event") shall occur:
          -------------------

          (a) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Transferor in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, (ii) an involuntary case is commenced against the Transferor under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect which remains undismissed, undischarged or unbonded for a period of 60 days or (iii) the Transferor shall have a decree or an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

          (b) the Transferor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

          (c) the Trust shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act;

then a Pay Out Event with respect to all Series of Certificates shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

          Section 9.2  Additional Rights Upon the Occurrence of Certain Events.
                       -------------------------------------------------------

          (a) If any event set forth in Section 9.1(a) or (b) shall occur (any such event, an "Insolvency Event"), the Transferor shall on the day of such
                ----------------
Insolvency Event (the "Appointment Day") immediately cease to transfer Principal
                       ---------------
Receivables to the Trust and shall promptly give notice to the Trustee of such Insolvency Event and the arrangement among the parties created hereby shall be deemed to have been dissolved, subject to the liquidation and winding up procedures described below. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.2 and requesting instructions from such Holders. Unless within 75 days from the day notice pursuant to clause (i) above is first published, the Trustee shall have received written instructions of Holders of Investor Certificates evidencing more than 50% of the Investor Interest of each Series issued and outstanding (or, if any such Series has two or more Classes, each Class) to the effect that such Certificateholders disapprove of the liquidation of the Receivables. If such vote disapproving of liquidation of the Receivables has not been obtained, the Trustee shall use its best efforts to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

          (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided, that the Trustee shall determine
                          --------
conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. On the day following the last Distribution Date in the Monthly Period during which such proceeds are distributed to the Investor Certificateholders of each Series, the Trust shall terminate.

          (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

                              [End of Article IX]

                                   ARTICLE X

                               SERVICER DEFAULTS

          Section 10.1  Servicer Defaults.  If any one of the following events
                        -----------------
(a "Servicer Default") shall occur and be continuing:
    ----------------

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to
     Article IV or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Credit Enhancement on or before the date occurring ten Business Days after the date such payment, transfer, deposit withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

          (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Investor Certificateholders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.7;

          (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect an the Investor Certificateholders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or

          (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination
                                                                  -----------
     Notice"), may terminate all of the rights and obligations of the Servicer
     ------
     as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Finance Charge Account, the Principal Account, the Excess Funding Account and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds and Interchange (if any) applicable to the Trust. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this
     Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into each customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Credit Enhancement with respect to any Series to the Successor Servicer.

          Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.1(a) for a period of 10 Business Days or in subsection 10.1(b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Credit Enhancement Provider, the Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

          Section 10.2  Trustee to Act; Appointment of Successor.
                        ----------------------------------------

          (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice appoint a successor Servicer (the "Successor Servicer"), and such Successor Servicer
                           ------------------
shall accept its appointment by a written assumption in
a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor Servicer. If the Trustee is unable to obtain any bids from any potential successor Servicer and the Servicer delivers an Officer's Certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall notify each Credit Enhancement Provider of the proposed sale of the Receivables and shall provide each such Credit Enhancement Provider an opportunity to bid on the Receivables and shall offer the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee, but in no event less than an amount equal to the Aggregate Investor Interest on the date of such purchase plus all interest
                                                         ----
accrued but unpaid on all of the outstanding Investor Certificates at the applicable Certificate Rate through the date of such purchase. The proceeds of such sale shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section 12.3 of the Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of VISA or MasterCard credit card receivables as the Successor Servicer hereunder.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Credit Enhancement.

          (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation
                                --------  -------
shall be in excess of the Servicing Fee permitted to be paid to the Servicer pursuant to Section 3.2. The Transferor agrees that if

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

the Servicer is terminated hereunder, it will agree to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

          Section 10.3  Notification to Certificateholders.  Within two Business
                        ----------------------------------
Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give written notice thereof to the Trustee and any Credit Enhancement Provider and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register.

          Section 10.4  Waiver of Past Defaults.  The Holders of Investor
                        -----------------------
Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each Series adversely affected by any default by the Services or Transferor may, on behalf of all Certificateholders of such Series, waive any default by the Servicer or Transferor in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                               [End of Article X]

                                   ARTICLE XI

                                  THE TRUSTEE

          Section 11.1  Duties of Trustee.
                        -----------------

          (a) The Trustee, prior to the occurrence of any Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

          (c) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided,
                                                                --------
however, that:
-------

               (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to such Series, under this Agreement; and

               (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section 10.1 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of any Series adversely affected thereby.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

          (f) Except as provided in this subsection 11.1(f), the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.1 or 2.6 hereof, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.6 or (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under Sections 2.7, 9.2, 10.2, 12.1 or 12.2 or subsections 2.4(d), 2.4(e) or Article IV.

          (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

          (h) If the Transferor has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor's credit card receivables; provided, however that the
                                                    --------  -------
Trustee shall not be required to enter into

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

any intercreditor agreement which could adversely affect the interests of the Certificateholders and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

          Section 11.2  Certain Matters Affecting the Trustee.  Except as
                        -------------------------------------
otherwise provided in Section 11.1:

          (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel of its selection, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Credit Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any Credit Enhancement Provider, pursuant to the provisions of this Agreement, unless such Certificateholders or Credit Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement and any Credit Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement except to the extent of the Trustee's negligence;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which could be adversely affected if the Trustee does not perform such acts;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly by or through agents or attorneys or a custodian appointed with due care by it hereunder; and

          (g) except as may be required by subsection 11.1(a), or otherwise expressly required herein or in any Supplement the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose.

          Section 11.3  Trustee Not Liable for Recitals in Certificates.  The
                        -----------------------------------------------
Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Principal Account or the Finance Charge Account, or any Series Account by the Servicer.

          Section 11.4  Trustee May Own Certificates.  The Trustee in its
                        ----------------------------
individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

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

          Section 11.5  The Servicer to Pay Trustee's Fees and Expenses.  The
                        -----------------------------------------------
Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive such reasonable compensation as shall be agreed upon from time to time between the Servicer and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.4, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence, bad faith or wilful misfeasance and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

          The obligations of the Servicer under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of the Trustee.

          Section 11.6  Eligibility Requirements for Trustee.  The Trustee
                        ------------------------------------
hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least "Baa3" by Moody's and "BBB-" by Standard & Poor's having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in the most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in
Section 11.7.

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

          Section 11.7  Resignation or Removal of Trustee.
                        ---------------------------------

          (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

          Section 11.8  Successor Trustee.
                        -----------------

          (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this
Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

          Section 11.9  Merger or Consolidation of Trustee.  Any Person into
                        ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 11.10  Appointment of Co-Trustee or Separate Trustee.
                         ---------------------------------------------

          (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.8 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 11.11  Tax Returns.  In the event the Trust shall be required
                         -----------
to file tax returns, the Trustee, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust, in the event that the Trustee is determined to be the person required by law to sign such return. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Servicer, upon request, in the event that the Trustee is determined to be the person required by law to sign such return, will furnish the Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

          Section 11.12  Trustee may Enforce Claims Without Possession of
                         ------------------------------------------------
Certificates.  All rights of action and claims under this Agreement or any
------------
Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders any Series of Certificates, as their interests may appear, in respect of which such judgment has been obtained.

          Section 11.13  Suits for Enforcement.  If a Servicer Default shall
                         ---------------------
occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of the Holders of any Series of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders of any Series of Certificates.

          Section 11.14  Rights of Certificateholders to Direct Trustee.
                         ----------------------------------------------
Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the Aggregate Investor Interest of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to
                                             --------  -------
Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the
               -------- -------
right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

          Section 11.15  Representations and Warranties of Trustee.  The Trustee
                         -----------------------------------------
represents and warrants that:

               (i) the Trustee is a banking corporation organized, existing and authorized to engage in the business of banking under the laws of the State of New York;

               (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

               (iii) this Agreement has been duly executed and delivered by the Trustee.

          Section 11.16  Maintenance of Office or Agency.  The Trustee will
                         -------------------------------
maintain at its expense in the Borough of Manhattan, the City of New York an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served.
The Trustee initially designates its Corporate Trust Office as its office for such purposes in New York. The Trustee will give prompt written notice to the Servicer and to Certificateholders (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

                              [End of Article XI]

                                  ARTICLE XII

                                  TERMINATION

          Section 12.1  Termination of Trust.
                        --------------------

          (a) The respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 8.4 and 11.5 and subsections 2.4(c) and 12.3(b), on the Trust Termination Date; provided,
                                                                   --------
however, that the Trust shall not terminate on the date specified in clause (i)
-------
of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Transferor Certificate notify the Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall
                                                      ---------------
specify the date on which the Trust shall terminate (such date, the "Extended
                                                                     --------
Trust Termination Date"); provided, however, that the Extended Trust Termination
----------------------    --------  -------
Date shall be not later than the day prior to the expiration of 21 years after the death of the last survivor of the descendants living on the date of this Agreement of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's. The Servicer and the Holder of the Transferor Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

          (b) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Investor Interest of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds first, to all Certificateholders of such
                                       -----
Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, and second, as provided in the related Supplement,
                                 ------
an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the sum of the Investor Interest of such Series plus the Enhancement Invested Amount or the Collateral Interest (if not included in the Investor Interest) of such Series, if any, at the close of business on such date (but not more than an amount of Principal Receivables and the related Finance Charge Receivables equal to the sum of (1) the product of
(A) the Transferor Percentage, (B) the aggregate amount of Principal Receivables in the

Trust and (C) a fraction the numerator of which is the applicable Investor Percentage with respect to Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Finance Charge Receivables of all Series and (2) the Investor Interest of such Series plus the Enhancement Invested Amount or the Collateral Interest (if not included in the Investor Interest) of such Series). The Trustee shall notify each Credit Enhancement Provider of the proposed sale of such Receivables and shall provide each Credit Enhancement Provider an opportunity to bid on such Receivables. The Transferor shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the Holder of the Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

          Section 12.2  Optional Purchase.  (a)  If so provided in any
                        -----------------
Supplement, the Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement.

          (b) The amount deposited pursuant to subsection 12.2(a) shall be paid to the Investor Certificateholders of the related Series pursuant to Section
12.3 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferor pursuant to subsection 12.2(a) shall be delivered by the Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Investor Interest of each Series which is purchased by the Transferor pursuant to subsection 12.2(a) shall, for the purposes of the definition of "Transferor Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Investor Interest of such Series.

          Section 12.3  Final Payment with Respect to any Series.
                        ----------------------------------------

          (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (subject to at least two Business Days' prior notice from the Servicer to the Trustee) (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to subsection 2.4(e), 9.2(a), 10.2(a) or 12.2(a) of the Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officers' Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

          (b) Notwithstanding the termination of the Trust pursuant to subsection 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Finance Charge Account, the Principal Account, the Excess Funding Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

          (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

          Section 12.4  Termination Rights of Holder of Transferor Certificate.
                        ------------------------------------------------------
Upon the termination of the Trust pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Transferor Certificate, the Trustee shall execute a written reconveyance substantially in the form of Exhibit H pursuant to which it shall reconvey to the Holder of the Transferor Certificate, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect to such Receivables (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds of such Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) allocable to the Trust, except for amounts held by the Trustee pursuant to subsection 12.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables.

          Section 12.5  Defeasance.  Notwithstanding anything to the contrary in
                        ----------
this Agreement or any Supplement:

          (a) The Transferor may at its option be discharged from its obligations with respect to all of the Investor Certificates issued by the Trust or any specified Series thereof on the date the applicable conditions set forth in Section 12.5(c) are satisfied ("Defeasance"); provided
                                                  ----------    --------
     however, that the following rights, obligations, powers, duties and
     -------
     immunities shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Investor Certificates of the Trust or any specified Series thereof to receive, solely from the trust fund provided for in Section 12.5(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (B) the Transferor's obligations with respect to such Series of Certificates under Sections 6.3, 6.4 and 12.3; (C) the rights, powers, trusts, duties and immunities of the Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (D) this Section 12.5.

          (b) Subject to Section 12.5(c), the Transferor at its option may use Collections to purchase Permitted Investments rather than additional Receivables for transfer to the Trust until such time as no Receivables remain in the Trust.

          (c) The following shall be the conditions to Defeasance under Section 12.5(a): (1) the Transferor irrevocably shall have deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below: (A) Dollars in an amount, or (B) Permitted Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and, which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Trust or any specified Series thereof on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owed to the Credit Enhancement Provider for any Series if so provided in the related Supplements or agreements with such Credit Enhancement Provider; (2) prior to each exercise of its right to substitute money or Permitted Investments for Receivables, the Transferor shall deliver to the Trustee a Tax Opinion with respect to such substitution and an Opinion of Counsel to the effect that the Trust will not be required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and (3) such deposit and termination of obligations will not result in a Pay Out Event for any Series.

                              [End of Article XII]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

          Section 13.1  Amendment.
                        ---------

          (a) This Agreement (including any Supplement) may be amended from time to time by the Bank, the Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, to revise any exhibits or schedules (other than Schedule 1), to correct or supplement any provisions herein or thereon or (ii) to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as
                              --------  -------
evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any of the Certificateholders unless such Certificateholders have consented thereto.

          (b) This Agreement (including any Supplement) and any schedule or exhibit thereto may also be amended from time to time by the Transferor, the Servicer and the Trustee, without the consent of any of the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that (i)
                                                  --------  -------
the Servicer shall have provided an Officer's Certificate to the Trustee to the effect that such amendment will not materially and adversely affect the interests of any Certificateholder, (ii) the Servicer shall have provided a Tax Opinion with respect to such amendment and (iii) the Servicer shall have provided at least ten Business Days' prior written notice to each Rating Agency of such amendment and shall have received written confirmation from each Rating Agency that such action will satisfy the Rating Agency Condition; provided,
                                                                  --------
further, that such amendment shall not, without the consent of each
-------
Certificateholder of each Series affected thereby, (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate of such Series, (ii) alter the requirements for changing the Minimum Transferor Interest Percentage for such Series, (iii) change the definition of or the manner of calculating the interest of any Certificateholder of such Series, (iv) change the manner in which the Transferor Interest is determined or (v) reduce the percentage pursuant to Subsection 13.1(c) required to consent to any such amendment.

          (c) This Agreement and any Supplement may also be amended from time to time by the Transferor, the Servicer and the Trustee with the consent of Certificateholders evidencing undivided interests aggregating more than 50% of the Investor Interest of each and every Series adversely affected, for the purpose of adding any provisions to or changing in any manner or elimi-
nating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment under this subsection shall (i) reduce
--------  -------
in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate of such Series without the consent of all of the related Certificateholders; (ii) change the definition of or the manner of calculating the Investor Interest, the Investor Percentage or the Investor Default Amount of such Series without the consent of the related Certificateholders or (iii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of each Certificateholder of all Series affected.

          (d) It shall not be necessary to obtain the consent of Certificateholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (e) Promptly after the execution of any amendment pursuant to subsections 13.1(a) or 13.1(c) above, the Trustee shall furnish notification of the substance of such amendment to each Rating Agency providing a rating for any Series.

          (f) Any Supplement executed and delivered pursuant to Section 6.9 and any amendments regarding the addition to or removal of Receivables from the Trust as provided in Sections 2.6 or 2.7, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of Section 13.1.

          (g) In connection with any amendment, the Trustee may request, in addition to the Opinion of Counsel required by subsection 13.2(d), an Opinion of Counsel from the Transferor or the Servicer to the effect that the amendment complies with all requirements of this Agreement. The Trustee may, but shall not be obligated to, enter into any amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

          Section 13.2  Protection of Right, Title and Interest to Trust.
                        ------------------------------------------------

          (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, promptly after the same become available following such recording, registration of filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.2(a).

          (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

          (c) Each of the Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of the Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

          (d) The Servicer will deliver to the Trustee: (i) upon each date that any Additional Accounts are to be included in the Accounts pursuant to Section 2.6(a) or (b), an Opinion of Counsel substantially in the form of Exhibit E; and
(ii) on or before March 31 of each year, beginning with March 31, 1996, an Opinion of Counsel, substantially in the form of Exhibit F.

          Section 13.3  Limitation on Rights of Certificateholders.
                        ------------------------------------------

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a parti-tion or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.1 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given written notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 13.4  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                        -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, AND WITHOUT, LIMITING THE GENERALITY OF THE FOREGOING, THE IMMUNITY AND STANDARD OF

CARE OF THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          Section 13.5  Notices.  All demands, notices and communications
                        -------
hereunder shall be in writing and shall be deemed to have been duly given (i) when personally delivered at, sent by facsimile to, (ii) two Business Days after being sent by courier at or (iii) five Business Days after being mailed by registered mail, return receipt requested, to (a) in the case of the Transferor, to Chase USA, 802 Delaware Avenue, Wilmington, Delaware 19801, Attention:
Corporate Secretary, (b) in the case of the Servicer, to Chase Bank, 270 Park Avenue, New York, New York 10017, Attention: Chief Corporate Finance officer,
(c) in the case of the Trustee, to the Corporate Trust Office, (d) in the case of the Credit Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series and (e) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          Section 13.6  Severability of Provisions.  If any one or more of the
                        --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

          Section 13.7  Assignment.  Notwithstanding anything to the contrary
                        ----------
contained herein, except as provided in Section 8.2, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Investor Interest of each Series on a Series by Series basis.

          Section 13.8  Certificates Non-Assessable and Fully Paid.  It is the
                        ------------------------------------------
intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.1 and 6.2 are and shall be deemed fully paid.

          Section 13.9  Further Assurances.  The Transferor and the Servicer
                        ------------------
agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction.

          Section 13.10  No Waiver; Cumulative Remedies.  No failure to exercise
                         ------------------------------
and no delay in exercising, on the part of the Trustee, any Credit Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 13.11  Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 13.12  Third-Party Beneficiaries.  This Agreement will inure
                         -------------------------
to the benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided in the related Supplement, to the Credit Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

          Section 13.13  Actions by Certificateholders.
                         -----------------------------

          (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor
Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          Section 13.14  Rule 144A Information.  For so long as any of the
                         ---------------------
Investor Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Servicer, the Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

          Section 13.15  Merger and Integration.  Except as specifically stated
                         ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          Section 13.16  Headings.  The headings herein are for purposes of
                         --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                             [End of Article XIII]

          IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                       CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                           Transferor on and after June 1, 1996


                       By:/s/ Keith Schuck
                          ---------------------------------------------------
                           Name:  Keith Schuck
                           Title: Vice President


                       THE CHASE MANHATTAN BANK,
                           Transferor prior to June 1, 1996 and
                           Servicer


                       By:/s/ Richard L. Craig
                          ---------------------------------------------------
                          Name:  Richard L. Craig
                          Title: Managing Director


                       THE BANK OF NEW YORK,
                           Trustee


                       By:/s/ Joe Ernst
                          ---------------------------------------------------
                          Name:  Joe Ernst
                          Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------


                             TRANSFEROR CERTIFICATE
                             ----------------------

No. 1                                                               One Unit


                      CHEMICAL MASTER CREDIT CARD TRUST I
                            ASSET BACKED CERTIFICATE

THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

                         This Certificate represents an
                         ------------------------------
                           Undivided Interest in the
                           -------------------------
                      Chemical Master Credit Card Trust I
                      -----------------------------------

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard and VISA* credit card receivables generated or acquired by The Chase Manhattan Bank (USA) and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

(Not an interest in or an obligation of Chemical Bank or The Chase Manhattan Bank (USA) or any Affiliate thereof.)

          This certifies that The Chase Manhattan Bank (USA) (the "Holder") is the registered owner of an undivided interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created under selected MasterCard and VISA credit card accounts (the

--------------
* MasterCard and VISA are registered trademarks of MasterCard International Inc. and of VISA U.S.A., Inc., respectively.

"Accounts") of The Chase Manhattan Bank (USA) (the "Transferor"), a banking corporation organized and existing under the laws of the State of Delaware, all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables), all proceeds of such Receivables and Insurance Proceeds relating to the Receivables, the other assets and interests constituting the Trust and the proceeds thereof pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of June 1, 1996, as supplemented by any Supplement relating to a Series of Investor Certificates (the "Pooling and Servicing Agreement"), by and between Chemical Bank, as Transferor prior to June 1, 1996 and Servicer, The Chase Manhattan Bank (USA), as Transferor on and after June 1, 1996, and The Bank of New York, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein.

          To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

          This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 6.3, 6.9 or 7.2 of the Pooling and Servicing Agreement.

          The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and of amounts advanced to cardholders as cash advances, and of Finance Charge Receivables which arise generally from Periodic Finance Charges and other fees and charges, as more fully specified in the Pooling and Servicing Agreement.

          This Certificate is the Transferor Certificate (the "Certificate"), which represents an Undivided Interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the Holder of the Transferor Certificate. The aggregate interest represented by this Certificate in the Principal Receivables in the Trust shall not at any time exceed the Transferor Interest at such time. In addition to this Certificate, Series of Investor Certificates will be issued to investors pursuant to the Pooling and Servicing Agreement, each of which will represent an Undivided Interest in the Trust. This Certificate shall not represent any interest in the Investor Accounts, any Series Accounts or any Credit Enhancement, except to the extent provided in the Pooling and Servicing Agreement. The Transferor Interest on any date of determination will be an amount equal to the aggregate amount of Principal Receivables and the principal amounts on deposit in the Excess Funding Account, any Principal Funding Account and any other Series Account (if so provided in the applicable Supplement) at the end of the day immediately prior to such date of determination minus the
                                                                   -----
Aggregate Investor Interest at the end of such day, minus the aggregate
                                                    -----
Enhancement Invested Amounts (if such amounts are not included in the Investor Interest in the applicable Supplement), if any, for each Series outstanding at the end of such day.

          The Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing (except as provided below and except as provided in any Supplement to the Pooling and Servicing Agreement). Unless otherwise stated in any Supplement, throughout the existence of the Trust, the Servicer shall allocate to the Holder of the Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding the first sentence of this paragraph, the Servicer need not deposit this amount or any other amounts so allocated to the Certificate pursuant to the Pooling and Servicing Agreement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Certificate.

          Chemical Bank, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee. The portion of the servicing fee which will be allocable to the Holder of the Certificate pursuant to the Pooling and Servicing Agreement will be payable by the Holder of the Certificate and neither the Trust nor the Trustee or the Investor Certificateholders will have any obligations to pay such portion of the servicing fee.

          This Certificate does not represent an obligation of, or any interest in, the Transferor or the Servicer, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          Upon the termination of the Trust pursuant to Section 12.1 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds thereof and Insurance Proceeds relating thereto and Interchange allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to Section 12.3(b) of the Pooling and Servicing Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

          IN WITNESS WHEREOF, The Chase Manhattan Bank(USA) has caused this Certificate to be duly executed under its official seal.

                                                THE CHASE MANHATTAN BANK (USA)


                                                By:_______________________
                                                   Authorized Officer


Date:

                    Trustee's Certificate of Authentication
                    ---------------------------------------

                         CERTIFICATE OF AUTHENTICATION
                         -----------------------------


                              This is the Transferor Certificate referred to in
the within-mentioned Pooling and Servicing Agreement.


                              THE BANK OF NEW YORK,
                                as Trustee


                              By:______________________
                                 Authorized Officer

                                                            EXHIBIT B
                                                            ---------

FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
--------------------------------------------------------


          ASSIGNMENT No. _____ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as ___________ __, by and between The Chase Manhattan Bank (USA), a banking corporation organized and existing under the laws of the State of Delaware ("Chase USA"), to The Bank of New York, a banking corporation organized and existing under the laws of the State of New York (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Chase USA, Chemical Bank and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of June 1, 1996 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

          WHEREAS, pursuant to the Pooling and Servicing Agreement, Chase USA wishes to designate Additional Accounts of Chase USA to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

          WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, Chase USA and the Trustee hereby agree as follows:

               1.  Defined Terms.  All terms defined in the Pooling and
                   -------------
     Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

               "Addition Date" shall mean, with respect to the Additional
                -------------
     Accounts designated hereby, ___________, ____.

               "Notice Date" shall mean, with respect to the Additional Accounts
                -----------
     designated hereby, __________, ____ (which shall be a date on or prior to the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(a) of the Pooling and Servicing Agreement and the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(b) of the Pooling and Servicing Agreement).

               2.  Designation of Additional Accounts.  Chase USA shall deliver
                   ----------------------------------
     to the Trustee not later than five Business Days after the Addition Date, a computer file or microfiche list containing a true and complete list of each MasterCard and VISA account which as of the Addition Date shall be deemed to be an Additional Account, such accounts being identified by account number and by the amount of Receivables in such accounts as of the close of business on the Addition Date. Such list shall be delivered five Business Days after the date of this Agreement and shall be marked as
     Schedule 1 to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment.

               3.  Conveyance of Receivables.
                   -------------------------

               (a) Chase USA does hereby transfer, assign, set-over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse on and after the Addition Date, all right, title and interest of Chase USA in and to the Receivables now existing and hereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof.

               (b) In connection with such transfer, Chase USA agrees to record and file, at its own expense, a financing statement with respect to the Receivables now existing and hereafter created in the Additional Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of accounts as defined in Section 9-106 of the UCC as in effect in the State of New York meeting the requirements of applicable state law in such manner and such jurisdictions as are necessary to perfect the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of this Agreement.

               (c) In connection with such transfer, Chase USA further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.

               4.  Acceptance by Trustee.  The Trustee hereby acknowledges its
                   ---------------------
     acceptance on behalf of the Trust for the benefit of the Certificateholders of all right, title and interest previously held by Chase USA in and to the Receivables now existing and hereafter created, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders.

               5.  Representations and Warranties of Chase USA.  Chase USA
                   -------------------------------------------
     hereby represents and warrants to the Trust as of the Addition Date:

               (a)  Legal, Valid and Binding Obligation. This Assignment
                    -----------------------------------
          constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of [banking associations] and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

               (b)  Eligibility of Accounts and Receivables.  Each Additional
                    ---------------------------------------
          Account designated hereby is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

               (c)  Selection Procedures.  No selection procedures believed by
                    --------------------
          Chase USA to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Bank Portfolio.

               (d)  Insolvency.  Chase USA is not insolvent and, after giving
                    ----------
          effect to the conveyance set forth in Section 3 of this Assignment, will not be insolvent.

               (e)  Security Interest.  This Assignment constitutes either: (i)
                    -----------------
          a valid transfer and assignment to the Trust of all right, title and interest of Chase USA in and to Receivables now existing and hereafter created in the Additional Accounts designated hereby, and all proceeds (as defined in the UCC as in effect in the State of New York) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and any proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under Chase USA or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement, (y) the interest of the holder of the Transferor Certificate and (z) Chase USA's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account as provided in the Pooling and Servicing Agreement; or (ii) a grant of a security interest (as defined in the UCC as in effect in the State of New York) in such property to the Trust, which is enforceable with respect to existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC as in effect in the State of New York) thereof and Insurance Proceeds relating thereto, upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Addi-tional Accounts designated hereby, the proceeds (as defined in the UCC as in effect in the State of New York) thereof and Insurance Proceeds relating thereto, upon such creation; and (iii) if this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement described in
          Section 3 of this Assignment with respect to the Additional Accounts designated hereby and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (as defined in the UCC as in effect in the State of New York) thereof, and Insurance Proceeds relating to such Receivables, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the State of New York), except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement.

               6.  Conditions Precedent.  The acceptance by the Trustee set
                   --------------------
     forth in Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 7 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

                    (a)  Officer's Certificate.  Chase USA shall have delivered
                         ---------------------
          to the Trustee a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in Section 2.6 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Account, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by Chase USA in Section 5 is true and correct as of the Addition Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

                    (b)  Opinion of Counsel.  Chase USA shall have delivered to
                         ------------------
          the Trustee an Opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit E to the Pooling and Servicing Agreement.

                    (c) Additional Information.  Chase USA shall have delivered
                        ----------------------
          to the Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 5(d) to this Agreement.

               7.  Amendment of the Pooling and Servicing Agreement.  The
                   ------------------------------------------------
     Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provisions of the Pooling and Servicing Agreement.

               8.  Counterparts.  This Assignment may be executed in two or more
                   ------------
     counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               9.  GOVERNING LAW.    THIS AGREEMENT SHALL BE CONSTRUED IN
                   -------------
     ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, AND WITHOUT, LIMITING THE GENERALITY OF THE FOREGOING, THE IMMUNITY AND STANDARD OF CARE OF THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                              THE CHASE MANHATTAN BANK (USA)


                              By:________________________
                                 Name:
                                 Title:


                              THE BANK OF NEW YORK,
                                as Trustee


                              By:________________________
                                 Name:
                                 Title:

                                                             Schedule 1
                                                             to Assignment of
                                                             Receivables in
                                                             Additional Accounts
                                                             -------------------


                              ADDITIONAL ACCOUNTS
                              -------------------

                                                             Schedule 2
                                                             to Assignment of
                                                             Receivables in
                                                             Additional Accounts
                                                             -------------------



                         The Chase Manhattan Bank (USA)
                      Chemical Master Credit Card Trust I
                             Officer's Certificate


          __________________________, a duly authorized officer of The Chase Manhattan Bank (USA), a banking corporation organized and existing under the laws of the State of Delaware, ("Chase USA"), hereby certifies and acknowledges on behalf of Chase USA that to the best of his knowledge the following statements are true on ____________, ____, (the "Addition Date"), and acknowledges on behalf of Chase USA that this Officer's Certificate will be relied upon by The Bank of New York, as Trustee (the "Trustee") of the Chemical Master Credit Card Trust I in connection with the Trustee entering into Assignment No. ______ of Receivables in Additional Accounts, dated as of the Addition Date (the "Assignment"), by and between Chase USA and the Trustee, in connection with the Amended and Restated Pooling and Servicing Agreement, dated as of June 1, 1996, as heretofore supplemented and amended (the "Pooling and Servicing Agreement") pursuant to which Chemical, as Transferor prior to June 1, 1996 and Servicer, Chase USA as Transferor on and after June 1, 1996 and the Trustee are parties. The undersigned hereby certifies and acknowledges on behalf of Chase USA that:

          (a) on or prior to the Addition Date, Chase USA has delivered to the Trustee the Assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) and Chase USA has indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and within five Business Days after the Addition Date Chase USA shall deliver to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts identified by account number and the aggregate amount of the Receivables in such Additional Accounts as of the Addition Date, which computer file or microfiche list shall be as of the date of such Assignment, incorporated into and made a part of such Assignment and the Pooling and Servicing Agreement.

          (b)  Legal, Valid and Binding Obligation.  The Assignment constitutes
               -----------------------------------
a legal, valid and binding obligation of Chase USA, enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of (banking associations) and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (c)  Eligibility Of Accounts.  Each Additional Account designated
               -----------------------
pursuant to the Assignment is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

          (d)  Selection Procedures.  No selection procedures believed by Chase
               --------------------
USA to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Bank Portfolio.

          (e)  Insolvency.  Chase USA is not insolvent and, after giving effect
               ----------
to the conveyance set forth in Section 3 of the Assignment, will not be insolvent.

          (f)  Security Interest.  The Assignment constitutes either: (i) a
               -----------------
valid transfer and assignment to the Trust of all right, title and interest of Chase USA in and to Receivables now existing and hereafter created in the Additional Accounts designated pursuant to the Assignment, and all proceeds (as defined in the UCC as in effect in the State of New York) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and any proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement, (y) the interest of Chase USA as holder of the Transferor Certificate and (z) Chase USA's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account as provided in the Pooling and Servicing Agreement and any Supplement; or (ii) a grant of a security interest (as defined in the UCC as in effect in the State of New York) in such property to the

Trust, which is enforceable with respect to the existing Receivables of the Additional Accounts designated pursuant to the Assignment, the proceeds (as defined in the UCC as in effect in the State of New York) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated pursuant to the Assignment, the proceeds (as defined in the UCC as in effect in the State of New York) thereof and Insurance Proceeds relating thereto, upon such creation; and (iii) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement described in Section 3 of the Assignment with respect to the Additional Accounts designated pursuant to the Assignment and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (as defined in the UCC as in effect in the State of New York) thereof, and Insurance Proceeds relating to such Receivables, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the State of New York), except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement.

          (g)  Requirements of Pooling and Servicing Agreement.  All
               -----------------------------------------------
requirements set forth in Section 2.6 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of___________, ____.



                              THE CHASE MANHATTAN BANK
                              (USA)


                              By:________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT C
                                                                       ---------


                     FORM OF MONTHLY SERVICER'S CERTIFICATE
                     --------------------------------------

                                 Chemical Bank

                    ________________________________________

                      CHEMICAL MASTER CREDIT CARD TRUST I

                    ________________________________________


          1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that the
                                                           --------
"preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

          2.  Chemical is Servicer under the Pooling and Servicing Agreement.

          3.  The undersigned is a Servicing Officer.

          4. The date of this Certificate is a Determination Date under the Pooling and Servicing.

            5.  The aggregate amount of
           Collections processed
           during the preceding
           Monthly Period was equal
           to (excluding Annual         $_________
           Membership Fees and
           Interchange)...............


            6.  The Aggregate Investor
           Percentage of Receivables
           processed by the Servicer
           during the preceding
           Monthly Period was equal to  $_________

            7.  The Aggregate Investor
           Percentage of Collections
           of Finance Charge
           Receivables processed by
           the Servicer during the
           preceding Monthly Period
           was equal to (excluding
           Annual Membership Fees and
           Interchange)............... $_________


            8.  The aggregate amount of
           Receivables processed by
           the Servicer as of the end
           of the last day of the
           preceding Monthly Period...  $_________


            9.  Of the balance on deposit in
           the Finance Charge Account, the
           amount attributable to the
           Aggregate Investor Percentage of
           Collections processed by the
           Servicer during the preceding
           Monthly Period...............$_________

            10.  Of the balance on deposit in
           the Principal Account, the amount
           attributable to the Aggregate
           Investor Percentage of
           Collections processed by the
           Servicer during the preceding
           Monthly Period.............. $_________


            11.  The aggregate amount, if any,
           of withdrawals, drawings or
           payments under any Credit
           Enhancement, if any, required to
           be made with respect to any
           Series outstanding for the
           preceding Monthly Period..... $_________


            12.  The Aggregate Investor
           Percentage of Collections
           of Principal Receivables
           processed by the Servicer
           during the current month
           is equal to................   $_________

            13.  The amount equal to the
           Aggregate Investor Percentage of
           Annual Membership Fees deposited
           to the Finance Charge Account or
           any Series Account on or before
           the Transfer Date during the
           current month is equal to..... $_________

            14.  The aggregate amount
           of Interchange to be
           deposited in the Finance
           Charge Account on the
           Transfer Date of the
           current month is equal to..    $_________

            15.  The aggregate amount
           of all sums payable to the
           Investor Certificateholder
           of each Series on the
           succeeding Distribution
           Date with respect to
           Certificate Principal......    $_________

            16.  The aggregate amount
           of all sums payable to the
           Investor Certificateholder
           of each Series on the
           succeeding Distribution
           Date with respect to
           Certificate Interest.......    $_________


           17. To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                        [If applicable, insert "None."]

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this ____ day of __________, ____.


                              CHEMICAL BANK,
                                Servicer


                              By:________________________
                                 Name:
                                 Title:

                                                             Schedule to Monthly
                                                         Servicer's Certificate*
                                                         ----------------------


                                 Chemical Bank

                    ________________________________________

                      CHEMICAL MASTER CREDIT CARD TRUST I
                    ________________________________________


* A separate schedule is to be attached for each Series, with appropriate changes and additions to reflect the specifics of the related Series Supplement.

                                                                       EXHIBIT D
                                                                       ---------


                     FORM OF ANNUAL SERVICER'S CERTIFICATE
                     -------------------------------------

                                 Chemical Bank


                     -------------------------------------
                      CHEMICAL MASTER CREDIT CARD TRUST I
                     -------------------------------------


          The undersigned, a duly authorized representative of CHEMICAL BANK, a banking corporation organized and existing under the laws of the State of New York ("Chemical"), as Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of June 1, 1996 (the "Pooling and Servicing Agreement") by and among Chemical, The Chase Manhattan Bank (USA) and The Bank of New York, as trustee (the "Trustee") does hereby certify that:

               1.  Chemical is Servicer under the Pooling and Servicing
     Agreement.

               2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

               3. This Certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

               4. A review of the activities of the Servicer during [the period from the Closing date until December 31, 1996] or [the twelve-month period ended December 31, ___] was conducted under the supervision of the undersigned.

               5. Based on such review, the Servicer has, to the best of the knowledge of the undersigned, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

               6. The following is a description of each default in the performance of the Servicer's obliga-tions under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default,
     (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                        [If applicable, insert "None."]


          IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of ____________, ____.



                         By: ____________________________
                         Name:
                         Title: Vice President

                                                                       EXHIBIT E
                                                                       ---------


            FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS
            --------------------------------------------------------

                PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL
                 TO BE DELIVERED PURSUANT TO SECTION 2.6(c)(vi)
                     OF THE POOLING AND SERVICING AGREEMENT
                     --------------------------------------


          The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of Transferor's counsel with respect to similar matters delivered on the Closing Date.

          The Assignment has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms subject to the effects of bankruptcy, insolvency, liquidation, receivership, conservatorship, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          If the transfer of the Receivables in the Additional Accounts designated in the Assignment to the Trust pursuant to the Pooling and Servicing Agreement constitutes a true sale of such Receivables to the Trust:

                    With respect to such Receivables in existence on the date hereof, such sale transfers all of the right, title and interest of the Transferor in and to such Receivables and the proceeds thereof to the Trust, free and clear of any liens now existing (other than existing liens as to which a filing under the Code is not required to perfect such liens) or hereafter created but subject to the rights of the Transferor as holder of the Transferor Certificate.

                    With respect to such Receivables which come into existence after the date hereof, upon the creation of such Receivables, such sale will transfer all of the right, title and interest of the Transferor in and to such Receivables and the proceeds thereof to the Trust free and clear of any liens other than liens which are in existence on the date of such transfer ("Intervening Liens") but subject to the rights of the Transferor as holder of the Transferor Certificate. Any such Intervening Liens would be subject to the prior perfected security interest in favor of the Trustee as set forth in paragraph 3 below.

     In either case, no further action will thereafter be required under New York or federal law to protect the Trust's ownership interest in such Receivables against creditors of, or subsequent purchasers from, the Transferor. We note, however, that unless the obligor in respect of a Receivable has received notice of such assignment, bona fide payments made by such obligor to a second assignee of such Receivable will discharge such obligor's obligations to the extent of such payment, and such payment will be recoverable only from such second assignee.

          If the transfer of the Receivables to the Trust pursuant to the Pooling and Servicing Agreement as supplemented by the Assignment does not constitute a true sale of such Receivables to the Trust, then the Pooling and Servicing Agreement creates a valid security interest in favor of the Trustee, for the benefit of the Investor Certificateholders in the Transferor's right, title and interest in and to such Receivables and the proceeds thereof. If the transfer of such Receivables to the Trust constitutes a true sale of such Receivables to the Trust but such sale is not effective as of such date to convey Receivables not existing on such date, the Pooling and Servicing Agreement as supplemented by the Assignment creates a valid security interest in favor of the Trustee, for the benefit of the Investor Certificateholders, in the Transferor's interest in such Receivables and the proceeds thereof to the extent such interest is not so conveyed to the Trust. In either event, such security interest constitutes a perfected security interest in such Receivables subject to no prior or equal liens, enforceable as such against creditors of, and purchasers from, the Transferor and the FDIC as conservator or receiver for the Transferor, except:

          (i) as enforceability may be subject to (A) the right of the FDIC, as receiver for the Transferor, to enforce the Pooling and Servicing Agreement, notwithstanding any provision thereof providing for termination, default, acceleration, or exercise of rights upon, or solely by reason of, insolvency or the appointment of a conservator or receiver, (B) the FDIC's authority, as receiver for the Transferor, to transfer any asset or liability of the Transferor to another depository institution, (C) the statutory prohibition on any attachment or execution being issued by any court upon assets in the possession of the FDIC as receiver for the Transferor, (D) the right of the FDIC to obtain a stay, for a period not to exceed 90 days, in any judicial action or proceeding to which the Transferor is a party and (E) the right of the FDIC, as receiver for the Transferor, to require a secured party to establish its right to payments by submitting to and completing the claims procedure established by the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

          (ii) as perfection may be limited (A) with respect to any such Receivables which are evidenced by instruments (as defined in Section 9-105(l)(i) of the Code) which are not in the possession of the Trustee; and (B) in the case of proceeds, by Section 9-306 of the Code; and

          (iii) as priority may be subject to (A) any liens, claims or other interests that arise by operation of law and do not require any filing or similar action in order to take priority over a perfected security interest; (B) any claim or lien in favor of the United States, any state or any agency or instrumentality thereof (including, without limitation, liens arising under the federal, state or local tax laws or under the Employee Retirement Income Security Act of 1974, as amended); (C) the security interest of any Person claiming any portion of the collateral as proceeds (other than Receivables in which the Trustee has a prior lien) of such Person's security interest or (D) the security interest of any Person previously perfected without filing or the taking of possession pursuant to Section 9-304(4) of the UCC; (E) liens under Section 4-208 of the Code (relating to the security interest of a collecting bank); (F) with respect to any Receivables represented by chattel paper (and proceeds thereof), the interest of a purchaser of such chattel paper under Section 9-308 of the Code; and (G) a claim by the FDIC or any other receiver or conservator of the Transferor for administrative expenses. Such perfection and priority of the security interest of the Trustee for the benefit of the Investor Certificateholders would not be affected by an increase or a decrease in the relative interests in the Receivables of the Transferor as holder of the Transferor Certificate and the Investor Certificateholders.

          In addition, in connection with the opinions set forth in paragraph 2 and this paragraph 3, no opinion is expressed herein with respect to Receivables or the proceeds thereof other than the Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof. No opinion is expressed herein with respect to the perfection, priority or enforceability of the Trust's interest in proceeds of the Receivables except to the extent such proceeds consist of either (1) identifiable cash proceeds held in the Collection Account maintained by a Eligible Institution in the name of the Trust in accordance with the terms of the Pooling and Servicing Agreement and the Supplements or (2) Permitted Investments held by or on behalf of the Trustee in accordance with the terms of the Pooling and Servicing Agreement and the Supplements. We do not express any opinion herein: (i) as to the creation, validity or enforceability of any interest of the Transferor in the Receivables or the proceeds thereof,
(ii) as to the Transferor's title to any of the Receivables or the proceeds thereof, (iii) as to whether the transfer of the Receivables constitutes a true sale or a grant of a security interest, (iv) as to whether the purported sale of all Receivables now existing and hereafter created is effective to convey as a true sale to the Trust, as of the purported date of sale, Receivables which do not exist as of such date of sale, or as to whether Receivables hereafter created in an Account are deemed to exist as of the date hereof or (v) as to whether a court may temporarily restrain the exercise of the Trust's rights to the Receivables and the proceeds thereof. Further, we point out that delays in the exercise of the rights and interests of the Trust may occur with respect to the Receivables and their proceeds in the possession of a receiver or conservator, regardless of whether the transaction constitutes a true sale or a secured transaction, by actions unilaterally taken by such receiver or conservator.

          With respect to the opinions expressed in paragraphs 2 and 3, we note that pursuant to Section 2.1 of the Pooling and Servicing Agreement, the Transferor has filed the Financing Statements with the Office of the Secretary of State of the State of New York and the City Register in the County of New York. In expressing the opinions set forth herein, we have assumed that in the event that a change in the Transferor's name, identity or corporate structure makes the Financing Statements seriously misleading within the meaning of
Section 9-402(7) of the New York Uniform Commercial Code (the "Code"), or the Transferor moves the location of its executive office outside the State of New York, the Transferor will file such financing statements or amendments as may be necessary to continue the perfection of the Trust's interest in the Receivables and the proceeds thereof as required by Section 13.2 of the Pooling and Servicing Agreement within the time specified in Section 9-402(7) of the Code or
Section 9-103(3)(e) of the Code, as the case may be.

          In expressing the opinions set forth herein, we have relied, without independent investigation, upon reports received from the Office of the Secretary of State of the State of New York and the City Register in the County of New York with respect to financing statements and related filings and with respect to certain notices of federal government liens, New York State government tax liens, certain attachment liens and judgment liens with respect to the Transferor on file with such offices. The effective dates of the latest of such reports are set forth in Schedule A attached hereto (the "UCC Report Schedule"). [In addition, with respect to the items identified on Schedule B attached hereto, we have relied without independent investigation, on a certificate of an officer of the Transferor attached hereto to the effect that such items do not represent a lien or security interest on the Receivables.]
[We have assumed that no such filings or notices were made with respect to the Transferor between the effective time of such reports and the time of the filing of the Financing Statements. We note that the Transferor has delivered to us a certificate to the effect of the preceding sentence.] In the Pooling and Servicing Agreement, the Transferor represents and warrants that it has good and marketable title to the Receivables free and clear of all Liens, and we note that the Transferor has delivered to us a certificate to such effect.

          In addition, we call to your attention the fact that if the FDIC were appointed receiver for the Transferor, the FDIC could repudiate any contract it determined to be burdensome and the repudiation of which it determined would promote the orderly administration of the Transferor's affairs. 12 U.S.C. (S) 1821(e)(1), (2). However, Section 1821 provides that the FDIC's power as receiver to repudiate contracts is not to be construed to permit the avoidance of a properly perfected security interest except where such an interest is taken in contemplation of insolvency or with the intent to hinder, delay, or defraud the institution or the creditors of the institution. 12 U.S.C. (S) 1821(e)(11). We have relied, without independent verification, upon on a certificate of an officer of the Transferor (attached hereto as Annex I), to the effect that (i) the Transferor was not as of the date of transfer of the Receivables, insolvent or on the verge of insolvency and was not rendered insolvent or on the verge of insolvency by reason thereof, (ii) the transfer was not made in contemplation of insolvency and (iii) the transfer was made in good faith and without the intent to hinder, delay or defraud any of the Transferor's creditors. In reliance upon the certificate of the Transferor referred to above, we are of the opinion that the transfer of, or the grant of a security interest in, the Receivables to the Trust would not be subject to repudiation by the FDIC.

                                                                       EXHIBIT F
                                                                       ---------


                       FORM OF ANNUAL OPINION OF COUNSEL
                       ---------------------------------


          The opinions set forth below, which are to be delivered pursuant to subsection 13.2(d)(ii) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to the Transferor with respect to similar matters delivered on the Closing Date.

          1. If the transfer of the Receivables to the Trust pursuant to the Pooling and Servicing Agreement constitutes a true sale of such Receivables to the Trust:

               a. With respect to such Receivables in existence on the date hereof, such sale transfers all of the right, title and interest of the Transferor in and to such Receivables and the proceeds thereof to the Trust, free and clear of any liens now existing (other than existing liens as to which a filing under the Code is not required to perfect such liens) or hereafter created but subject to the rights of the Transferor as holder of the Transferor Certificate.

               b. With respect to such Receivables which come into existence after the date hereof, upon the creation of such Receivables, such sale will transfer all of the right, title and interest of the Transferor in and to such Receivables and the proceeds thereof to the Trust free and clear of any liens other than liens which are in existence on the date of such transfer ("Intervening Liens") but subject to the rights of the Transferor as holder of the Transferor Certificate. Any such Intervening Liens would be subject to the prior perfected security interest in favor of the Trustee as set forth in paragraph 3 below.

     In either case, no further action will thereafter be required under New York or federal law to protect the Trust's ownership interest in such Receivables against creditors of, or subsequent purchasers from, the Transferor. We note, however, that unless the obligor in respect of a Receivable has received notice of such assignment, bona fide payments made by such obligor to a second assignee of such Receivable will discharge such obligor's obligations to the extent of such payment, and such payment will be recoverable only from such second assignee.

          2. If the transfer of the Receivables to the Trust pursuant to the Pooling and Servicing Agreement does not constitute a true sale of such Receivables to the Trust, then the Pooling and Servicing Agreement creates a valid security interest in favor of the Trustee, for the benefit of the Investor Certificateholders in the Transferor's right, title and interest in and to such Receivables and the proceeds thereof. If the transfer of such Receivables to the Trust constitutes a true sale of such Receivables to the Trust but such sale is not effective as of such date to convey Receivables not existing on such date, the Pooling and Servicing Agreement creates a valid security interest in favor of the Trustee, for the benefit of the Investor Certificateholders, in the Transferor's interest in such Receivables and the proceeds thereof to the extent such interest is not so conveyed to the Trust. In either event, such security interest constitutes a perfected security interest in such Receivables subject to no prior or equal liens, enforceable as such against creditors of, and purchasers from, the Transferor and the FDIC as conservator or receiver for the Transferor, except:

          (i) as enforceability may be subject to (A) the right of the FDIC, as receiver for the Transferor, to enforce the Pooling and Servicing Agreement, notwithstanding any provision thereof providing for termination, default, acceleration, or exercise of rights upon, or solely by reason of, insolvency or the appointment of a conservator or receiver, (B) the FDIC's authority, as receiver for the Transferor, to transfer any asset or liability of the Transferor to another depository institution, (C) the statutory prohibition on any attachment or execution being issued by any court upon assets in the possession of the FDIC as receiver for the Transferor, (D) the right of the FDIC to obtain a stay, for a period not to exceed 90 days, in any judicial action or proceeding to which the Transferor is a party and (E) the right of the FDIC, as receiver for the Transferor, to require a secured party to establish its right to payments by submitting to and completing the claims procedure established by the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

          (ii) as perfection may be limited (A) with respect to any such Receivables which are evidenced by instruments (as defined in Section 9-105(l)(i) of the Code) which are not in the possession of the Trustee; and (B) in the case of proceeds, by Section 9-306 of the Code; and

          (iii) as priority may be subject to (A) any liens, claims or other interests that arise by operation of law and do not require any filing or similar action in order to take priority over a perfected security interest; (B) any claim or lien in favor of the United States, any state or any agency or instrumentality thereof (including, without limitation, liens arising under the federal, state or local tax laws or under the Employee Retirement Income Security Act of 1974, as amended); (C) the security interest of any Person claiming any portion of the collateral as proceeds (other than Receivables in which the Trustee has a prior lien) of such Person's security interest or (D) the security interest of any Person previously perfected without filing or the taking of possession pursuant to Section 9-304(4) of the UCC; (E) liens under Section 4-208 of the Code (relating to the security interest of a collecting bank); (F) with respect to any Receivables represented by chattel paper (and proceeds thereof), the interest of a purchaser of such chattel paper under Section 9-308 of the Code; and (G) a claim by the FDIC or any other receiver or conservator of the Transferor for administrative expenses. Such perfection and priority of the security interest of the Trustee for the benefit of the Investor Certificateholders would not be affected by an increase or a decrease in the relative interests in the Receivables of the Transferor as holder of the Transferor Certificate and the Investor Certificateholders.

          In addition, in connection with the opinions set forth in paragraph 1 and this paragraph 2, no opinion is expressed herein with respect to Receivables or the proceeds thereof other than the Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof. No opinion is expressed herein with respect to the perfection, priority or enforceability of the Trust's interest in proceeds of the Receivables except to the extent such proceeds consist of either (1) identifiable cash proceeds held in the Collection Account maintained by a Eligible Institution in the name of the Trust in accordance with the terms of the Pooling and Servicing Agreement and the Supplements or (2) Permitted Investments held by or on behalf of the Trustee in accordance with the terms of the Pooling and Servicing Agreement and the Supplements. We do not express any opinion herein: (i) as to the creation, validity or enforceability of any interest of the Transferor in the Receivables or the proceeds thereof, (ii) as to the Transferor's title to any of the Receivables or the proceeds thereof, (iii) as to whether the transfer of the Receivables constitutes a true sale or a grant of a security interest, (iv) as to whether the purported sale of all Receivables now existing and hereafter created is effective to convey as a true sale to the Trust, as of the purported date of sale, Receivables which do not exist as of such date of sale, or as to whether Receivables hereafter created in an Account are deemed to exist as of the date hereof or (v) as to whether a court may temporarily restrain the exercise of the Trust's rights to the Receivables and the proceeds thereof. Further, we point out that delays in the exercise of the rights and interests of the Trust may occur with respect to the Receivables and their proceeds in the possession of a receiver or conservator, regardless of whether the transaction constitutes a true sale or a secured transaction, by actions unilaterally taken by such receiver or conservator.

          With respect to the opinions expressed in paragraphs 1 and 2, we note that pursuant to Section 2.1 of the Pooling and Servicing Agreement, the Transferor has filed the Financing Statements with the Office of the Secretary of State of the State of New York and the City Register in the County of New York. In expressing the opinions set forth herein, we have assumed that in the event that a change in the Transferor's name, identity or corporate structure makes the Financing Statements seriously misleading within the meaning of
Section 9-402(7) of the New York Uniform Commercial Code (the "Code"), or the Transferor moves the location of its executive office outside the State of New York, the

Transferor will file such financing statements or amendments as may be necessary to continue the perfection of the Trust's interest in the Receivables and the proceeds thereof as required by Section 13.2 of the Pooling and Servicing Agreement within the time specified in Section 9-402(7) of the Code or Section 9-103(3)(e) of the Code, as the case may be.

          In expressing the opinions set forth herein, we have relied, without independent investigation, upon reports received from the Office of the Secretary of State of the State of New York and the City Register in the County of New York with respect to financing statements and related filings and with respect to certain notices of federal government liens, New York State government tax liens, certain attachment liens and judgment liens with respect to the Transferor on file with such offices. The effective dates of the latest of such reports are set forth in Schedule A attached hereto (the "UCC Report Schedule"). [In addition, with respect to the items identified on Schedule B attached hereto, we have relied without independent investigation, on a certificate of an officer of the Transferor attached hereto to the effect that such items do not represent a lien or security interest on the Receivables.]
[We have assumed that no such filings or notices were made with respect to the Transferor between the effective time of such reports and the time of the filing of the Financing Statements. We note that the Transferor has delivered to us a certificate to the effect of the preceding sentence.] In the Pooling and Servicing Agreement, the Transferor represents and warrants that it has good and marketable title to the Receivables free and clear of all Liens, and we note that the Transferor has delivered to us a certificate to such effect.

          In addition, we call to your attention the fact that if the FDIC were appointed receiver for the Transferor, the FDIC could repudiate any contract it determined to be burdensome and the repudiation of which it determined would promote the orderly administration of the Transferor's affairs. 12 U.S.C. (S) 1821(e)(1), (2). However, Section 1821 provides that the FDIC's power as receiver to repudiate contracts is not to be construed to permit the avoidance of a properly perfected security interest except where such an interest is taken in contemplation of insolvency or with the intent to hinder, delay, or defraud the institution or the creditors of the institution. 12 U.S.C. (S) 1821(e)(11). We have relied, without independent verification, upon on a certificate of an officer of the Transferor (attached hereto as Annex I), to the effect that (i) the Transferor was not as of the date of transfer of the Receivables, insolvent or on the verge of insolvency and was not rendered insolvent or on the verge of insolvency by reason thereof, (ii) the transfer was not made in contemplation of insolvency and (iii) the transfer was made in good faith and without the intent to hinder, delay or defraud any of the Transferor's creditors. In reliance upon the certificate of the Transferor referred to above, we are of the opinion that the transfer of, or the grant of a security interest in, the Receivables to the Trust would not be subject to repudiation by the FDIC.

                                                                       EXHIBIT G
                                                                       ---------


                      FORM OF REASSIGNMENT OF RECEIVABLES
                      -----------------------------------

          REASSIGNMENT NO. ____ OF RECEIVABLES, dated as of __________ ___, ____, by and between The Chase Manhattan Bank (USA), a banking corporation organized and existing under the laws of the State of Delaware (the "Bank"), and The Bank of New York, a banking corporation organized under the laws of the State of New York (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Bank, Chemcial Bank and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of June 1, 1996 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

          WHEREAS, pursuant to the Pooling and Servicing Agreement, the Bank wishes to remove all Receivables from certain designated Accounts of the Bank (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Bank (as each such term is defined in the Pooling and Servicing Agreement); and

          WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

          NOW, THEREFORE, the Bank and the Trustee hereby agree as follows:

               1.  Defined Terms.  All terms defined in the Pooling and
                   -------------
     Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

               "Removal Date" shall mean, with respect to the Removed Accounts
                ------------
     designated hereby, ___________, _____.

               "Removal Notice Date" shall mean, with respect to the Removed
                -------------------
     Accounts designated hereby,    ___________, _____ (which shall be a date on
     or prior to the fifth Business Day prior to the Removal Date).

               2.  Designation of Removed Accounts.  The Bank shall deliver to
                   -------------------------------
     the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each MasterCard and VISA account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate amount of Receivables in such accounts as of the close of business on the Removal Date. Such list shall be marked as
     Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date.

               3.  Conveyance of Receivables.
                   -------------------------

               (a) The Bank does hereby reconvey to the Bank, without recourse on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of New York) of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof.

               (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Bank on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

               4. Representations and Warranties of the Bank.  The Bank hereby
                  ------------------------------------------
     represents and warrants to the Trust as of the Removal Date:

                    (a) Legal Valid and Binding Obligation.  This Reassignment
                        ----------------------------------
          constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                    (b) Selection Procedures.  No selection procedures believed
                        --------------------
          by the Bank to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Accounts designated hereby.

               5.  Conditions Precedent.  The amendment of the Pooling and
                   --------------------
     Servicing Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

                    The Bank shall have delivered to the Trustee an Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.7 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Bank in Section 4 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

               6.  Amendment of the Pooling and Servicing
                   --------------------------------------

     Agreement.  The Pooling and Servicing Agreement is hereby amended to
     ---------
     provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

               7.  Counterparts.  This Reassignment may be executed in two or
                   ------------
     more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               8.  GOVERNING LAW.    THIS REASSIGNMENT SHALL BE CONSTRUED IN
                   -------------
     ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, AND WITHOUT, LIMITING THE GENERALITY OF THE FOREGOING, THE IMMUNITY AND STANDARD OF CARE OF THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                         THE CHASE MANHATTAN BANK (USA)


                         By: ____________________________
                              Name:
                              Title:


                         THE BANK OF NEW YORK,
                           as Trustee


                         By: ____________________________
                              Name:
                              Title:

                                                         Schedule I
                                                         to Reassignment
                                                         of Receivables
                                                         --------------



                                REMOVED ACCOUNTS
                                ----------------

                                                                       EXHIBIT H
                                                                       ---------


                      FORM OF RECONVEYANCE OF RECEIVABLES
                      -----------------------------------

          RECONVEYANCE OF RECEIVABLES, dated as of ____________ ___, ____, by and between The Chase Manhattan Bank (USA), a banking corporation organized and existing under the laws of the State of Delaware (the "Transferor"), and The Bank of New York, a banking corporation organized and existing under the laws of New York (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Transferor, Chemical Bank and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement dated as of June 1, 1996 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

          WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 12.4 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to subsection 12.1(a) of the Pooling and Servicing Agreement (as each such term is defined in the Pooling and Servicing Agreement);

          WHEREAS, the Trustee is willing to reconvey Receivables subject to the terms and conditions hereof;

          NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

          1.  Defined Terms.  All terms defined in the Pooling and Servicing
              -------------
Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Reconveyance Date" shall mean ______________, ____.
           -----------------

          2.  Return of Lists of Accounts.  The Trustee shall deliver to the
              ---------------------------
Transferor, not later than three Business Days after the Reconveyance Date, each and every computer file or microfiche list of Accounts delivered to the Trustee pursuant to the terms of the Pooling and Servicing Agreement.

          3.  Conveyance of Receivables.  (a) The Trustee does hereby reconvey
              -------------------------
to the Transferor, without recourse, on and after the Reconveyance Date, all right, title and interest of the Trust in and to each and every Receivable now existing and hereafter created in the Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of New York) of such Receivables and Insurance Proceeds relating to such Receivables and any Interchange, except for amounts, if any, held by the Trustee pursuant to subsection 12.3(b) of the Pooling and Servicing Agreement.

          (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reconveyance, such UCC termination statements as the Transferor may reasonably request, evidencing the release by the Trust of its lien on the Receivables.

          4.  Counterparts.  This Reconveyance may be executed in two or more
              ------------
counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          5.  GOVERNING LAW.    THIS RECONVEYANCE SHALL BE CONSTRUED IN
              -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, AND WITHOUT, LIMITING THE GENERALITY OF THE FOREGOING, THE IMMUNITY AND STANDARD OF CARE OF THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                         THE CHASE MANHATTAN BANK (USA)


                         By: ____________________________
                              Name:
                              Title:


                         THE BANK OF NEW YORK,
                           as Trustee


                         By: ____________________________
                              Name:
                              Title:

                                                                      SCHEDULE I
                                                                      ----------


                                LIST OF ACCOUNTS
                                ----------------

                           Delivered to Trustee only

                             [Deemed Incorporated]